UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SANTA MONICA MEDIA CORPORATION

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SANTA MONICA MEDIA CORPORATION
12121 Wilshire Boulevard, Suite 1001
Los Angeles, CA 90025

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 1, 2009

TO THE STOCKHOLDERS OF SANTA MONICA MEDIA CORPORATION:

You are cordially invited to attend a special meeting of stockholders of Santa Monica Media Corporation (“SMMC”) to be held at 11:00 a.m. Eastern Standard Time on April 1, 2009 at the offices of Loeb & Loeb LLP, 345 Park Ave., New York, NY 10154, for the sole purpose of considering and voting upon the following proposals to:

•
extend the date before which SMMC must complete a business combination from April 2, 2009 to December 15, 2009, to avoid being required to liquidate (this proposal, together with the following two proposals are called the Extension Amendment); and

•
allow holders of less than 20% of SMMC’s public shares who (i) vote against the Extension Amendment, (ii) authorize the execution and delivery of an amendment to the trust agreement referred to below to effectuate the Extension Agreement and (iii) elect conversion, to convert their shares into a portion of the funds available in the trust account (the “trust account”) established in connection with SMMC’s initial public offering (the “IPO”) (in addition to SMMC public stockholders’ existing conversion rights in connection with a business combination);

•
amend the threshold contained in SMMC’s certificate of incorporation regarding the limit on the amount of SMMC’s public shares that may seek a conversion prior to consummating a business combination to less than 40% of such shares (consisting of less than 20% with respect to the Extension Amendment conversion rights and less than 20% with respect to the existing conversion rights in connection with a business combination) and authorize SMMC and the trustee to enter into such amendment to the trust agreement referred to below; and

•
authorize SMMC’s board of directors (the “Board of Directors”), in its discretion, to adjourn or postpone the special meeting for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the proposals.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, the Board of Directors will abandon the Extension Amendment unless each of the above proposals are approved by stockholders.

The Board of Directors has fixed the close of business on March 16, 2009 as the date for determining SMMC stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of SMMC common stock on that date are entitled to have their votes counted at the special meeting or any adjournment.

The purpose of the Extension Amendment is to allow SMMC more time to complete its proposed business combination with NUI, LLC, a limited liability company organized under the laws of California (“NUI”), pursuant to the non-binding letter of intent, dated as of September 26, 2008, between SMMC and NUI (the “LOI”). Definitive agreements embodying the transaction contemplated by the LOI are currently being negotiated. This transaction is referred to as the “business combination.”

The transaction with NUI is also expected to be considered a “business combination” under SMMC’s certificate of incorporation upon the consummation thereof, which currently provides that if SMMC does not consummate a business combination by April 2, 2009, SMMC will dissolve and distribute to its public stockholders the funds available in the trust account established in SMMC’s IPO, with any remaining net assets being distributed to its common stockholders. As explained below, there is a likelihood that SMMC will be unable to complete the business combination by that date. The Board of Directors believes that stockholders will benefit from SMMC’s business combination with NUI and is therefore proposing a one-time amendment to SMMC’s certificate of incorporation to extend that date to December 15, 2009, and to make other corresponding changes in the certification of incorporation.

Pursuant to an Investment Management Trust Agreement dated April 2, 2007 (the “trust agreement”) between SMMC and Continental Stock Transfer & Trust Company (the “Trustee”), the funds in the trust account were invested in money market accounts meeting conditions of the Investment Company Act of 1940, as amended, and/or securities principally issued or guaranteed by the U.S. government. SMMC has withdrawn all of the $1,600,000 of interest income on funds in the trust account it is permitted to withdraw for working capital pursuant to the trust agreement. Because the trust agreement does not permit the distribution of trust funds to stockholders seeking conversion in connection with the Extension Amendment, SMMC could be required to pay claims of any stockholders that do not vote and so authorize the conversion payments described herein. SMMC and the Trustee will be entering into an amendment thereto providing for such payments to be made.  A copy of such amendment is included as Annex C to this proxy statement.

SMMC had accrued and unpaid liabilities of approximately $693,000 as of December 31, 2008, and has received, in 2009 to date, an aggregate of $150,000 in interest-bearing loan advances from Santa Monica Capital Partners II, LLC.  SMMC will incur additional amounts for services to be rendered by unaffiliated parties prior to completion of its business combination or dissolution and liquidation. SMMC believes that it does not currently owe any amounts to creditors which have not waived their claims against the trust account.  SMMC’s Chief Executive Officer, David Marshall, and two other executive officers, Kurt Brendlinger and Eric Pulier, have agreed to indemnify SMMC for claims brought by a provider of services or products, a lender or a prospective target business if such person or entity has not executed a valid and enforceable waiver of their right to seek payment of amounts due to them out of the trust account. Although SMMC had not asked such executive officers to reserve for such an eventuality, SMMC anticipates that they will honor their indemnification obligations in full.

You are not being asked to pass on the proposed business combination at this time. If you are a public stockholder, you will have the specific right to vote on the proposed business combination with NUI if and when it is submitted to stockholders, and SMMC expects to present the business combination for your vote in the near future, after the SEC has had the opportunity to review and comment on the proxy statement that will be filed with the SEC shortly relating to the business combination.

SMMC’s IPO prospectus stated that SMMC would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by April 2, 2009, as required by its certificate of incorporation. Since the completion of its IPO, SMMC has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating business terms with potential targets, conducting related due diligence and obtaining the necessary audited U.S. GAAP financial statements. Commencing promptly upon completion of its IPO, SMMC began to search for an appropriate business combination target. During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, SMMC identified and reviewed information with respect to approximately over 130 possible target companies, 15 of which (not including NUI) were provided with a detailed term sheet and/or a preliminary letter of intent.

The initial discussion between SMMC and NUI management commenced in August 2008. From September 2008 until the present, SMMC, while also involved in due diligence activities, engaged in negotiations with NUI and their respective shareholders on the terms of the agreement to govern the business combination. The parties anticipate entering into a definitive acquisition agreement on or about March 15, 2009.

As SMMC believes the business combination with NUI to be in the best interests of SMMC’s stockholders, and because SMMC may not be able to conclude the business combination with NUI by April 2, 2009, SMMC has determined to seek stockholder approval to extend the time for closing the business combination beyond April 2, 2009 to December 15, 2009. If the Extension Amendment is approved, SMMC expects to seek stockholder approval of the proposed business combination with NUI in the near future.

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The existing conversion rights of SMMC’s public common stock provide that if holders of 2,500,000 or more public shares (which number represents 20% of the outstanding shares of public common stock ) vote against the proposed business combination with NUI and elect to convert their shares into a portion of the funds available in the trust account, SMMC will not complete the business combination, and SMMC will be liquidated. SMMC believes that these conversion rights were included to protect SMMC’s public stockholders from having to sustain their investments for an unreasonably long period if SMMC failed to find a suitable acquisition in the time frame contemplated by the certificate of incorporation. However, SMMC also believes that, given SMMC’s expenditure of time, effort and money on the proposed business combination with NUI, circumstances warrant providing those public stockholders who might find NUI to be an attractive investment an opportunity to consider the business combination with NUI. Therefore, consistent with the conversion rights provision included in the IPO prospectus, if 2,500,000 or more public shares are voted against the Extension Amendment, the Board of Directors will abandon the Extension Amendment, notwithstanding approval by a majority of its common stock. In such case, each public shareholder will receive their pro rata share of the trust account (net of taxes payable).  SMMC estimates that a public stockholder will receive approximately $8.05 per share from the trust account; however, if SMMC does not have sufficient funds outside the trust account to cover its liabilities, the amount distributed to public stockholders will be less than $8.05 per share. The closing price of SMMC’s public common stock on March 4, 2009 was $7.94.

If holders of fewer than 2,500,000 public shares vote against the Extension Amendment and elect to convert their shares into a portion of the funds available in the trust account, such stockholders will have the opportunity to receive, at the time the amendment becomes effective, and in exchange for the surrender of their shares, a pro rata portion of the trust account, as if they had voted against a business combination proposal. Public shareholders may elect to convert their shares into a portion of the funds available in the trust account only if they vote against all the proposals included in the Extension Amendment. The remaining holders of public shares will retain their right to convert their shares into a portion of the funds available in the trust account upon consummation of a business combination, provided that they vote against such business combination in accordance with the procedures that will be described in the proxy statement to be filed with the SEC in connection with the business combination. As a result, the effective limit on cash conversions will be approximately 40% if the Extension Amendment is approved, which is why SMMC is seeking approval of the amendment to increase the limit on cash conversions to less than 40% of such shares (consisting of less than 20% with respect to the Extension Amendment conversion rights and less than 20% with respect to the existing conversion rights in connection with a business combination) to accommodate conversions effected as part of the Extension Amendment as well as those effected as part of a stockholder vote on the business combination. In no event, however, will unused conversion rights granted in connection with the Extension Amendment roll over to the business combination proposal. By way of example, if only 10% of the outstanding public shares exercise their conversion rights in connection with the Extension Amendment, the conversion threshold applicable to a vote on a business combination proposal would still require that less than 20% of the outstanding public shares exercise their conversion rights in connection with the business combination proposal (rather than less than 30%).

It is a requirement that any business acquired by SMMC have a fair market value equal to at least 80% of its net assets at the time of acquisition, which assets shall include the amount in the trust account other than the deferred underwriting discount, less our liabilities. SMMC will only pursue and present for stockholder approval an acquisition that meets this “80% Test” as applied to the size of its trust account as of the consummation of its IPO, plus accrued interest since that date and less taxes and approved withdrawals, but not reduced for any conversions effected in connection with the Extension Amendment. Therefore, the board of directors will make a determination of whether the 80% Test is satisfied without taking into consideration any conversions made in connection with the Extension Amendment. As of December 31, 2008, this amount equals approximately $96.3 million multiplied by 80%, or $77.0 million.

Subject to the foregoing, the affirmative vote of a majority of SMMC’s outstanding common stock, voting for all proposals contained in the Extension Amendment, will be required to approve the Extension Amendment.

SMMC will only ask you once to extend the period during which a business combination may be completed. In order to prevent any further extensions, the trust agreement will be amended to prohibit any further changes in the distribution of trust account funds unless the “consent of the Public Stockholders” (as defined to be 100% of such stockholders) is obtained. This provision will make further extensions difficult for SMMC to effect as SMMC believes that obtaining the consent of all Public Stockholders (as defined in the trust agreement) is highly unlikely due to the diverse interests of its public stockholders, although it should be noted that there may be fiduciary duty considerations that would outweigh the contractual obligations to observe the required vote provision that may render adhering to its strict requirements problematic for the SMMC board of directors. As a result, the provision prohibiting any further changes in the distribution of trust account funds described above may not be effective or otherwise be enforceable against SMMC.

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In considering the Extension Amendment, SMMC’s stockholders should be aware that because SMMC’s IPO prospectus stated that SMMC would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by April 2, 2009, as required by its certificate of incorporation, such stockholders may have securities law claims against SMMC. Even if you do not pursue such claims, others may do so. The Extension Amendment will also result in SMMC incurring additional transaction expenses, and may also result in securities law and other claims against SMMC whose holders might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in SMMC incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims, that are not fully indemnified by the three executive officers of SMMC who have agreed to indemnify against such claims. A consequence might be that holders of public shares who do not elect conversion at the time of the Extension Amendment vote but elect to convert their shares in connection with the proposed business combination vote will receive a lesser amount in respect to their pro rata share of the trust account. You should read the proxy statement carefully for more information concerning this possibility and other consequences of the adoption of the Extension Amendment.

If the Extension Proposal is approved and becomes effective and a business combination is subsequently consummated, then the underwriter of SMMC’s IPO will receive the portion of the underwriting commissions that was deferred and is currently held in the trust account. The underwriter of SMMC’s IPO will probably not receive this portion of the commission unless the Extension Amendment is approved and becomes effective because SMMC believes it is unlikely it will be able to complete a business combination before its April 2, 2009 termination date.

After careful consideration of all relevant factors, the Board of Directors has determined that the Extension Amendment is fair to and in the best interests of SMMC and its stockholders, has declared it advisable and recommends that you vote or give instruction to vote “FOR” it.

Under Delaware law and SMMC’s bylaws, no other business may be transacted at the special meeting.

Enclosed is the proxy statement containing detailed information concerning the Extension Amendment and the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.

I look forward to seeing you at the meeting.

Dated: March 5, 2009

By Order of the Board of Directors,

David M. Marshall
Chairman of the Board of Directors

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against each of the proposals, but you will not be able to convert your shares.

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SANTA MONICA MEDIA CORPORATION
12121 Wilshire Boulevard, Suite 1001
Los Angeles, CA 90025

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 1, 2009

PROXY STATEMENT

A special meeting of stockholders of Santa Monica Media Corporation (“SMMC”), a Delaware corporation, will be held at 11:00 a.m. Eastern standard time on April 1, 2009, at the offices of Loeb & Loeb LLP, 345 Park Ave, New York, NY 10154, for the sole purpose of considering and voting upon the following proposals to:

•
extend the date before which SMMC must complete a business combination from April 2, 2009 to December 15, 2009, to avoid being required to liquidate (this proposal, together with the following two proposals are called the Extension Amendment); and

•
allow holders of less than 20% of SMMC’s public shares who (i) vote against the Extension Amendment, (ii) authorize the execution and delivery of an amendment to the trust agreement referred to below to effectuate the Extension Agreement and (iii) elect conversion, to convert their shares into a portion of the funds available in the trust account (the “trust account”) established in connection with SMMC’s initial public offering (the “IPO”) (in addition to SMMC public stockholders’ existing conversion rights in connection with a business combination);

•
amend the threshold contained in SMMC’s certificate of incorporation regarding the limit on the amount of SMMC’s public shares that may seek a conversion prior to consummating a business combination to less than 40% of such shares (consisting of less than 20% with respect to the Extension Amendment conversion rights and less than 20% with respect to the existing conversion rights in connection with a business combination) and authorize SMMC and the Trustee to enter into such amendment to the trust agreement referred to below; and

•
authorize SMMC’s board of directors (the “Board of Directors”), in its discretion, to adjourn or postpone the special meeting for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the proposals.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, the Board of Directors will abandon the Extension Amendment unless each of the above proposals are approved by stockholders.

The trust agreement will be amended to prohibit any further changes in the distribution of trust account funds unless the “consent of the Public Stockholders” (as defined to be 100% of such stockholders) is obtained. This provision will make further extensions difficult for SMMC to effect as SMMC believes that obtaining the consent of all Public Stockholders (as defined in the trust agreement) is highly unlikely due to the diverse interests of its public stockholders, although it should be noted that there may be fiduciary duty considerations that would outweigh the contractual obligations to observe the required vote provision that may render adhering to its strict requirements problematic for the SMMC board of directors. As a result, the provision prohibiting any further changes in the distribution of trust account funds described above may not be effective or otherwise be enforceable against SMMC. See “Will you seek any further extensions of the deadline for consummation of a business combination?” in “Questions and Answers” for more information about amending the trust account agreement.

Under Delaware law and SMMC’s bylaws, no other business may be transacted at the special meeting.

The record date for the special meeting is March 16, 2009. Record holders of SMMC common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 16,038,125 outstanding shares of SMMC common stock including 12,500,000 outstanding shares of SMMC public common stock. SMMC’s warrants do not have voting rights.

This proxy statement contains important information about the meeting and the proposals. Please read it carefully and vote your shares.

This proxy statement is dated March      , 2009 and is first being mailed to stockholders on or about that date.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

These Questions and Answers are only summaries of the matters they discuss. They do not contain all of the information that may be important to you. You should read carefully the entire document, including the annexes to this proxy statement.

Q. What is being voted on?
A. You are being asked to vote on the following proposals to:

•     extend the date before which SMMC must complete a business combination from April 2, 2009 to December 15, 2009, to avoid being required to liquidate (this proposal, together with the following two proposals are called the Extension Amendment);

•     allow holders of less than 20% of SMMC’s public shares who (i) vote against the Extension Amendment, (ii) authorize the execution and delivery of an amendment to the trust agreement referred to below to effectuate the Extension Agreement and (iii) elect conversion, to convert their shares into a portion of the funds available in the trust account established in connection with SMMC’s IPO (in addition to SMMC public stockholders’ existing conversion rights in connection with a business combination);

•     amend the threshold contained in SMMC’s certificate of incorporation regarding the limit on the amount of SMMC’s public shares that may seek a conversion prior to consummating a business combination to less than 40% of such shares (consisting of less than 20% with respect to the Extension Amendment conversion rights and less than 20% with respect to the existing conversion rights in connection with a business combination) and authorize SMMC and the Trustee to enter into such amendment to the trust agreement referred to below; and

•     authorize the Board of Directors, in its discretion, to adjourn or postpone the special meeting for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the proposals.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, the Board of Directors will abandon the Extension Amendment unless each such proposal is approved by stockholders.

The trust agreement will be amended to prohibit any further changes in the distribution of trust account funds unless the “consent of the Public Stockholders” (as defined to be 100% of such stockholders) is obtained. This provision will make further extensions difficult for SMMC to effect as SMMC believes that obtaining the consent of all Public Stockholders (as defined in the trust agreement) is highly unlikely due to the diverse interests of its public stockholders, although it should be noted that there may be fiduciary duty considerations that would outweigh the contractual obligations to observe the required vote provision that may render adhering to its strict requirements problematic for the SMMC board of directors. As a result, the provision prohibiting any further changes in the distribution of trust account funds described above may not be effective or otherwise be enforceable against SMMC.

Holders of public shares will retain the right to convert such shares into the funds available in the trust account upon consummation of a business combination, provided that they vote against such business combination in accordance with the procedures that will be described in the proxy statement that will be filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the business combination.

Under Delaware law and SMMC’s bylaws, no other business may be transacted at the special meeting.

Q. Why is SMMC proposing to amend its certificate of incorporation in connection with the Extension Amendment?
A. SMMC was organized to serve as a vehicle for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition, or other similar business combination.

On September 26, 2008, SMMC entered into a preliminary non-binding LOI with NUI that contemplates an acquisition which would result in SMMC holding 100% of the outstanding equity of NUI.

Founded in October 2005, NUI is a rapidly emerging “healthy kids lifestyle” company.  NUI’s current and planned food and beverage products and media properties include NUI Hybrid Beverage,™ a scientifically formulated fruit juice beverage containing significantly higher nutrient density than any other current offering on the market, the NUI Island Eco-Logical Adventures book series, NUI.com (a planned online-community, social networking, and immersive virtual world website) and the NUI Island Animated Television Series, currently in development.

SMMC expects to seek stockholder approval of the proposed business combination as soon as possible after completion of the SEC review process of the proxy statement that will be filed with the SEC shortly (but in any event prior to the mailing of this proxy statement to SMMC’s shareholders) in connection with the business combination.

SMMC’s proposed business combination with NUI is expected to qualify as a “business combination” under SMMC’s certificate of incorporation upon its consummation. The certificate of incorporation currently provides that if the business combination is not completed by April 2, 2009, SMMC will be liquidated. As explained below, SMMC may not be able to complete the business combination by April 2, 2009, given when the acquisition agreement is anticipated to be signed and the actions that must occur prior to closing.

SMMC believes the business combination with NUI to be in the best interests of SMMC’s stockholders, and because there is a likelihood that SMMC will not be able to conclude the business combination with NUI by April 2, 2009, SMMC has determined to seek stockholder approval to extend the time for completion of the business combination from April 2, 2009 to December 15, 2009.

SMMC’s certificate of incorporation purports to prohibit amendment to certain of its provisions, including any amendment that would extend the April 2, 2009 deadline, without the approval of 100% of its stockholders. SMMC’s IPO prospectus stated that SMMC would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by April 2, 2009, as required by its certificate of incorporation. SMMC believes that these provisions were included to protect SMMC’s public stockholders from having to sustain their investments for an unreasonably long period if SMMC failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, SMMC also believes that given SMMC’s expenditure of time, effort and money on the proposed business combination with NUI, circumstances warrant providing those public stockholders who might find NUI to be an attractive investment an opportunity to consider the business combination with NUI.

Even if the Extension Amendment is approved by a majority of stockholders, if holders of 2,500,000 or more of the outstanding public shares vote against the Extension Amendment and exercise their conversion rights, the board of directors will abandon the Extension Amendment. SMMC will then determine whether there is any possibility of completing the business combination with NUI by April 2, 2009.  If not, the board of directors will commence liquidation proceedings.

You are not being asked to pass on the proposed business combination at this time. If you are a public stockholder, you will have the specific right to vote on the proposed business combination with NUI if and when it is submitted to stockholders, and SMMC expects to present the business combination for your vote in the near future, after the SEC has had the opportunity to review and comment on the proxy statement.

Q. Why should I vote for the Extension Amendment?
A. SMMC’s IPO prospectus stated that SMMC would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by April 2, 2009, as required by its certificate of incorporation. Since the completion of its IPO, SMMC has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating business terms with potential targets, conducting related due diligence and obtaining the necessary audited U.S. GAAP financial statements. Commencing promptly upon completion of its IPO, SMMC began to search for an appropriate business combination target. During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, SMMC identified and reviewed information with respect to approximately over 130 possible target companies, 15 of which (not including NUI) were provided with a detailed term sheet and/or a preliminary letter of intent.

The initial discussion between SMMC and NUI management commenced in August 2008. From September 2008 until the present, SMMC, while also involved in due diligence activities, engaged in negotiations with NUI and its shareholders on the terms of the agreement to govern the business combination. The parties anticipate that they will enter into a definitive merger agreement on or about March 15, 2009.

As SMMC believes the business combination with NUI to be in the best interests of SMMC’s stockholders, and because SMMC may not be able to conclude the business combination with NUI by April 2, 2009, SMMC has determined to seek stockholder approval to extend the time for closing the business combination beyond April 2, 2009 to December 15, 2009. If the Extension Amendment is approved, SMMC expects to seek stockholder approval of the proposed business combination with NUI in the near future.

SMMC has received an opinion from special Delaware counsel, Morris James LLP, concerning the validity of the Extension Amendment. Morris James concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the Amendment, if duly adopted by the Board of Directors of the Company and duly approved by the holders of a majority of the outstanding shares of capital stock of the Company in accordance with the General Corporation Law, would be valid under the General Corporation Law.” A copy of Morris James’s opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

The Board of Directors believes that it is in the best interests of SMMC’s stockholders to propose extending that deadline.

Q. How do the SMMC insiders intend to vote their shares?
A. All of SMMC’s directors, executive officers are expected to vote any common stock (including any public common stock owned by them) in accordance with the majority of the shares voted by our public shareholders. On the record date, directors and executive officers of SMMC are expected to beneficially own and be entitled to vote 3,192,573 shares of SMMC common stock, representing approximately 19.9% of SMMC’s issued and outstanding common stock.

In addition, NUI or affiliates of NUI (including SMMC) may choose to buy shares of SMMC public common stock in the open market and/or through negotiated private purchases. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and elected to convert their shares into a portion of the trust account. Any shares of SMMC public common stock so purchased will be voted in favor of the Extension Amendment. Any such purchasers will not convert any shares that they purchase in the open market, provided, however, that in the event the business combination with NUI is not consummated and SMMC is forced to liquidate, the purchasers will be able to receive liquidation distributions for such shares.

Q. What vote is required to adopt the Extension Amendment?
A. Approval of the Extension Amendment will require the affirmative vote of holders of a majority of SMMC’s outstanding common stock on the record date voting for all proposals contained in the Extension Amendment.

SMMC believes that the conversion rights afforded public stockholders in its IPO prospectus were included to protect such stockholders from having to sustain their investments for an unreasonably long period if SMMC failed to find a suitable acquisition in the time frame contemplated by the certificate of incorporation. However, SMMC also believes that given SMMC’s expenditure of time, effort and money on the proposed business combination with NUI, circumstances warrant providing those public stockholders who might find NUI to be an attractive investment an opportunity to consider the business combination with NUI. Therefore, consistent with the conversion rights provision included in the IPO prospectus, if 2,500,000 or more public shares are voted against the Extension Amendment, the board of directors will abandon the Extension Amendment, notwithstanding approval by a majority of its common stockholders.

SMMC will then determine whether there is any possibility of completing the business combination with NUI by April 2, 2009. If not, the board of directors would commence liquidation proceedings.
Q. Since SMMC’s IPO prospectus doesn’t say that the company could change the period within which it had to complete a business combination to avoid liquidation, what are my legal rights?
A. You should be aware that because SMMC’s IPO prospectus stated that SMMC would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by April 2, 2009, as required by its certificate of incorporation, each stockholder may have securities law claims against SMMC for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to up to $8.00 per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from the sale of the original warrants purchased with them, plus interest from the date of SMMC’s IPO (which, in the case of public stockholders, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation, must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the business combination with NUI may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in SMMC’s IPO, might seek to have the claims satisfied from funds in the trust account. The stockholders who own shares issued in SMMC’s IPO could assert such rescission claims based on the fact that SMMC is taking the position that the approval of the Extension Amendment does not require any modification of the Warrant Agreement governing its outstanding warrants, which become exercisable only upon consummation of a business combination (as defined in SMMC’s IPO registration statement). While SMMC believes that the foregoing parenthetical reference to this description was included in the Warrant Agreement with the intention that the exercisability of the warrants commence only once a proposed business combination meeting the description set forth in its IPO registration statement (i.e., a stock exchange, asset acquisition or other similar business combination, or control, through contractual arrangements ) had closed, it is possible that another interpretation involving such reference imposing a requirement that such business combination take place during the twenty-four month period described in the IPO registration statement, may be asserted by persons interested in invalidating SMMC’s outstanding warrants by bringing such a rescission claim. If proposing the Extension Amendment results in SMMC incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the pro rata portion of the trust account payable to holders of public shares who do not elect conversion at the Extension Amendment vote but elect conversion at the proposed business combination vote will be less than they would otherwise have been entitled, or such amount might be insufficient to fully satisfy a rescission or damages award. SMMC cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, such litigation could result in the delay of any payments to public stockholders of trust account funds upon conversion or liquidation.

Aside from possible securities law claims against SMMC, you should also be aware that if the Extension Amendment is approved, SMMC will incur substantial additional expenses in seeking to complete the business combination with NUI, in addition to expenses incurred in proposing the Extension Amendment. SMMC does not have sufficient funds outside of the trust account to pay these obligations. SMMC expects the combined company would ultimately bear these expenses if the proposed business combination is completed. If the business combination is not completed and these obligations are not met, fully or at all, it is possible that vendors that have not waived their right to funds held in the trust account could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a public stockholder’s current pro rata portion of the trust account upon liquidation. In connection with the IPO, three of SMMC’s exeuctive officers agreed to indemnify SMMC for debts and obligations to vendors that are owed money by SMMC, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. Therefore, if the business combination is not consummated and vendors that have not signed waivers sue the trust account and win their cases, the trust account could be reduced by the amount of the claims and such officers would be required to fulfill his indemnification obligations. To the extent any of such officers fail to fulfill his indemnification obligations, the trust account may be depleted.

Furthermore, in the event the Extension Amendment proposal is adopted, SMMC is not intending to modify the expiration date of the warrants, which is currently March 27, 2011. Warrantholders may possibly assert that the warrant expiration date should be extended to December 15, 2011 if the Extension Amendment is approved to be consistent with the original intention of the Warrant Agreement, which could also lead to claims or potential liability in this regard.

You should read the proxy statement carefully for more information concerning these possibilities and other consequences of adoption of the Extension Amendment.
Q. What if I don’t want to vote for the Extension Amendment?
A. If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against it. If the Extension Amendment is approved (and not abandoned), you will be entitled to convert your shares into cash only if you vote against each proposal of the Extension Amendment and elect conversion (or if you exercise your conversion rights upon voting against the business combination with NUI). If you vote “FOR” any of the proposals included in the Extension Amendment or abstain or do not vote on any of the proposals included in the Extension Amendment, you will retain your right to convert your shares into a pro rata portion of the funds available in the trust account if the business combination with NUI is approved and completed and you vote against the business combination and elect conversion. However, as explained in “Summary — The Extension Amendment – Possible Claims Against and Impairment of the Trust Account” below, the Extension Amendment may result in claims against SMMC whose holders might seek to have the claims satisfied from funds in the trust account, which could result in depletion of the trust account and in turn reduce a public stockholder’s pro rata portion of the funds available in the trust account upon the completion of a business combination or upon liquidation.

If you vote against the Extension Amendment and exercise your conversion right with respect to your public shares, you will no longer own them. Do not send your stock certificates with your proxy at this time.

If the Extension Amendment is approved, and less than 2,500,000 of the outstanding public shares are voted against it, SMMC will afford the public stockholders voting against the Extension Amendment and exercising their conversion rights, the opportunity to receive, at the time the Extension Amendment becomes effective, and in exchange for surrender of shares, a pro rata portion of the funds available in the trust account, as if they had voted against a business combination proposal. The rights of public stockholders voting “FOR” the Extension Amendment (or abstaining or not voting) to exercise their conversion rights in connection with their vote against a business combination will remain unchanged. As a result, the effective limit on cash conversions will be approximately 40% if the Extension Amendment is approved, which is why SMMC is seeking approval of the amendment to increase the limit on cash conversions to less than 40% of such shares (consisting of less than 20% with respect to the Extension Amendment conversion rights and less than 20% with respect to the existing conversion rights in connection with a business combination) to accommodate conversions effected as part of the Extension Amendment as well as those effected as part of a stockholder vote on the business combination. In no event, however, will unused conversion rights granted in connection with the Extension Amendment rollover to a business combination proposal. By way of example, if only 10% of the outstanding public shares exercise their conversion rights in connection with the Extension Amendment, the conversion threshold applicable to a vote on a business combination proposal would still require that less than 20% of the outstanding public shares exercise their conversion rights in connection with the business combination proposal (rather than less than 30%).

Q. Will you seek any further extensions of the deadline for consummation of a business combination?
A. No. The Board of Directors recognizes that SMMC’s IPO prospectus stated that SMMC would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by April 2, 2009, as required by its certificate of incorporation. As noted elsewhere herein, the trust agreement will be amended to prohibit any further changes in the distribution of trust account funds unless the “consent of the Public Stockholders” (as defined to be 100% of such stockholders) is obtained. This provision will make further extensions difficult for SMMC to effect as SMMC believes that obtaining the consent of all Public Stockholders (as defined in the trust agreement) is highly unlikely due to the diverse interests of its public stockholders, although it should be noted that there may be fiduciary duty considerations that would outweigh the contractual obligations to observe the required vote provision that may render adhering to its strict requirements problematic for the SMMC board of directors. As a result, the provision prohibiting any further changes in the distribution of trust account funds described above may not be effective or otherwise be enforceable against SMMC.

Q. If the Extension Amendment is approved, what happens next?
A. SMMC is continuing its efforts to complete the proxy statement and registration materials relating to the proposed business combination with NUI, which will involve:

•     filing and then completing the review process with respect to the proxy materials submitted to the SEC in connection with the business combination (but in any event prior to the mailing of this proxy statement to SMMC’s shareholders);

•     establishing a meeting date and record date for considering the proposed business combination, and distributing proxy materials to stockholders; and

•     holding a special meeting to consider the proposed business combination.

This timetable is independent of the Extension Amendment (although there is a likelihood that SMMC will not be able to complete all of these tasks prior to SMMC’s liquidation date unless the Extension Amendment is approved), and SMMC expects to submit the proposed business combination to stockholders for their approval promptly after SEC review is completed. If stockholders approve the proposed business combination, SMMC expects to consummate the business combination as soon as possible following stockholder approval.

You are not being asked to pass on the proposed business combination at this time. If you are a public stockholder, you will have the specific right to vote on the proposed business combination with NUI if and when it is submitted to stockholders, and SMMC expects to present the business combination for your vote in the near future, after the SEC has had the opportunity to review and comment on the proxy statement.

Q. Would I still be able to exercise my conversion rights if I vote against the business combination with NUI?
A. Unless you vote against the Extension Amendment and exercise your conversion rights, you will be able to vote on the business combination with NUI when it is submitted to stockholders. If you disagree with the business combination, you will be entitled to exercise your conversion right if you:

•     vote against the business combination;

•     continue to hold your shares through the consummation of the business combination;

•     elect to convert your shares; and then

•     tender your stock certificate(s).

As explained in “The Extension Amendment – Possible Claims Against and Impairment of the Trust Account” below, the Extension Amendment will result in SMMC incurring substantial additional transaction expenses, and may also result in claims against SMMC whose holders might seek to have the claims satisfied from funds in the trust account, both of which could result in depletion of the trust account, thereby reducing a public stockholder’s pro rata portion of the trust account upon a conversion in connection with the business combination or a liquidation.

Q. What will happen if I abstain from voting or fail to vote for the Extension Amendment?
A. Abstaining or failing to vote will have the same effect as a vote against the Extension Amendment, except that, with respect to the outstanding public shares, it will not count toward the 20% “against” vote that, together with a conversion election with respect to 20% or more of the public shares, would result in the Extension Amendment’s abandonment, and you would be unable to exercise any conversion rights upon approval of the Extension Amendment (although you would retain the right to exercise conversion rights if the business combination with NUI is approved, and you voted against it).

Q. If I am not going to attend the special meeting in person, should I return my proxy card instead?
A. Yes. After carefully reading and considering the information in this document, please fill out and sign your proxy card. Then return it in the enclosed envelope as soon as possible, so that your shares may be represented at the special meeting.

Q. How do I change my vote?
A. If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to SMMC’s secretary prior to the date of the special meeting or by voting in person at the meeting. Attendance at the meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to SMMC located at 12121 Wilshire Boulevard, Suite 1001, Los Angeles, CA 90025, Attn: Secretary.

Q. If my shares are held in “street name,” will my broker automatically vote them for me?
A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q. Who can help answer my questions?	If you have questions, you may write or call: Advantage Proxy 24925 13th Place South Des Moines, WA 98198 Toll Free: (877) 870-8565

SUMMARY

This section summarizes information related to the proposals to be voted on at the special meeting. These matters are described in greater detail elsewhere in this proxy statement. You should carefully read this entire proxy statement and the other documents to which it refers you. See “Where You Can Find More Information.”

SMMC

SMMC is a blank check company organized as a corporation under the laws of the State of Delaware on June 24, 2005. It was formed to effect a business combination. In April 2007, it consummated its IPO from which it derived gross proceeds of $100.0 million. The net proceeds of the IPO plus amounts raised in a private placement completed prior to the IPO, or $3,305,000, were deposited in a trust account. Except as discussed in the Extension Amendment, such funds and a portion of the interest earned thereon will be released upon consummation of the business combination and used to pay any amounts payable to SMMC stockholders that vote against the business combination and exercise their conversion rights. Other than its IPO and the pursuit of a business combination, SMMC has not engaged in any business to date.

The mailing address of SMMC’s principal executive office is 12121 Wilshire Boulevard, Suite 1001, Los Angeles, CA 90025, and its telephone number is (310) 526-3222.

The Proposed Business Combination

On September 26, 2008, SMMC and NUI entered into a preliminary non-binding LOI to continue discussions regarding a potential merger between SMMC or an affiliate thereof with NUI and NUI’s potential acquisition candidate from all related shareholders of all entities.  Pursuant to the terms of the preliminary non-binding LOI, the parties will negotiate in good faith a mutually agreeable definitive merger agreement pursuant to which SMMC or an affiliate thereof will merge with NUI.

Proposed Business Combination with NUI

SMMC or an affiliate thereof will merge with NUI and NUI’s potential acquisition candidate.  We refer to this acquisition as the “business combination.” Upon the consummation of the business combination, SMMC will own 100% of the issued and outstanding ordinary equity of NUI.

You are not being asked to pass on the proposed business combination at this time. If you are a public stockholder, you will have the specific right to vote on the proposed business combination with NUI if and when it is submitted to stockholders, and SMMC expects to present the business combination for your vote in the near future, after the SEC has had the opportunity to review and comment on the proxy statement.

The Extension Amendment

The Amendment

SMMC is proposing to:

•
extend the date before which SMMC must complete a business combination from April 2, 2009 to December 15, 2009, to avoid being required to liquidate (this proposal, together with the following two proposals are called the Extension Amendment);

•
allow holders of less than 20% of SMMC’s public shares who (i) vote against the Extension Amendment, (ii) authorize the execution and delivery of an amendment to the trust agreement referred to below to effectuate the Extension Agreement and (iii) elect conversion, to convert their shares into a portion of the funds available in the trust account established in connection with SMMC’s IPO (in addition to SMMC public stockholders’ existing conversion rights in connection with a business combination);

•
amend the threshold contained in SMMC’s certificate of incorporation regarding the limit on the amount of SMMC’s public shares that may seek a conversion prior to consummating a business combination to less than 40% of such shares (consisting of less than 20% with respect to the Extension Amendment conversion rights and less than 20% with respect to the existing conversion rights in connection with a business combination) and authorize SMMC and the Trustee to enter into such amendment to the trust agreement referred to below.

The trust agreement will be amended to prohibit any further changes in the distribution of trust account funds unless the “consent of the Public Stockholders” (as defined to be 100% of such stockholders) is obtained. This provision will make further extensions difficult for SMMC to effect as SMMC believes that obtaining the consent of all Public Stockholders (as defined in the trust agreement) is highly unlikely due to the diverse interests of its public stockholders, although it should be noted that there may be fiduciary duty considerations that would outweigh the contractual obligations to observe the required vote provision that may render adhering to its strict requirements problematic for the SMMC board of directors. As a result, the provision prohibiting any further changes in the distribution of trust account funds described above may not be effective or otherwise be enforceable against SMMC.

If the Extension Amendment Is Approved

If the Extension Amendment is approved, SMMC expects to call a special meeting of stockholders to approve the business combination with NUI in the near future, after the SEC has had the opportunity to review and comment on the related proxy statement. Under SMMC’s certificate of incorporation, the holders of a majority of the public shares cast at the special meeting of stockholders must approve the proposed business combination. Upon receipt of the foregoing approvals, unless holders of 20% or more of the outstanding public shares vote against the business combination and request conversion of their shares into a pro rata portion of the funds available in the trust account, SMMC will consummate the business combination pursuant to the terms of the definitive acquisition agreement.

Under the terms of the proposed Extension Amendment, public stockholders holding less than 2,500,000 of the public shares may vote against the Extension Amendment and elect to convert their shares into a pro rata portion of the funds available in the trust account. If holders of 2,500,000 or more of the outstanding public shares so elect, the Board of Directors will abandon the Extension Amendment, notwithstanding approval of a majority of its outstanding common stock.

If the Extension Proposal is approved and becomes effective and a business combination is subsequently consummated, then the underwriter of SMMC’s IPO will received the portion of the underwriting commissions that was deferred and is currently held in the trust account. The underwriter of SMMC’s IPO will probably not receive this portion of the commission unless the Extension Amendment is approved and becomes effective because SMMC believes it is unlikely it will be able to complete a business combination before its April 2, 2009 termination date.

Possible Claims Against and Impairment of the Trust Account

You should be aware that because SMMC’s IPO prospectus stated that SMMC would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by April 2, 2009, as required by its certificate of incorporation, you may have securities law claims against SMMC for rescission (under which a successful claimant has the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Such claims may entitle public stockholders asserting them to more than the pro rata share of the trust account to which they are entitled on conversion or liquidation.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in SMMC’s IPO, might seek to have the claims satisfied from funds in the trust account. The stockholders who own shares issued in SMMC’s IPO could assert such rescission claims based on the fact that SMMC is taking the position that the approval of the Extension Amendment does not require any modification of the Warrant Agreement governing its outstanding warrants, which become exercisable only upon consummation of a business combination (as defined in SMMC’s IPO registration statement). While SMMC believes that the foregoing parenthetical reference to this description was included in the Warrant Agreement with the intention that the exercisability of the warrants commence only once a proposed business combination meeting the description set forth in its IPO registration statement (i.e., a stock exchange, asset acquisition or other similar business combination, or control, through contractual arrangements) had closed, it is possible that another interpretation involving such reference imposing a requirement that such business combination take place during the twenty-four month period described in the IPO registration statement, may be asserted by persons interested in invalidating SMMC’s outstanding warrants by bringing such a rescission claim. If proposing the Extension Amendment results in SMMC incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and holders of public shares who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount than their pro rata portion of the trust account. SMMC cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, such litigation could result in the delay of payments to stockholders of trust account funds upon conversion or liquidation. See “The Extension Amendment – Possible Claims Against and Impairment of the Trust Account.”

Aside from possible securities law claims against SMMC, you should also be aware that if the Extension Amendment is approved, SMMC will incur substantial expenses in seeking to complete the business combination with NUI, in addition to expenses incurred in proposing the Extension Amendment. SMMC does not have sufficient funds outside of the trust account to pay these expenses. SMMC expects that it will ultimately bear these expenses if the proposed business combination with NUI is completed. If the business combination is not completed and the expenses are not satisfied, they would be subject to the indemnification obligations that certain executive officers of SMMC have to SMMC only if the vendors were to successfully recover any amounts from the trust account. If these indemnification obligations are not performed or are inadequate, it could ultimately deplete the trust account and reduce a public stockholder’s current pro rata portion of the funds available in the trust account upon liquidation. Moreover, attendant litigation could result in a delay in payments to public stockholders of trust account funds on conversion or liquidation. This could result in further depletion of the trust account, which would further reduce a public stockholder’s pro rata portion of the funds available in the trust account upon liquidation.

Furthermore, in the event the Extension Amendment proposal is adopted, SMMC is not intending to modify the expiration date of the warrants, which is currently March 27, 2011. Warrant holders may possibly assert that the warrant expiration date should be extended to December 15, 2011 if the Extension Amendment is approved to be consistent with the original intention of the Warrant Agreement, which could also lead to claims or potential liability in this regard.

The Special Meeting

Date, Time and Place. The special meeting of SMMC’s stockholders will be held at 11:00 a.m., Eastern standard time, on April 1, 2009, at the offices of Loeb & Loeb LLP at 345 Park Ave, New York, NY 10154.

Voting Power; Record Date. You will be entitled to vote or direct votes to be cast at the special meeting, if you owned SMMC common stock at the close of business on March 16, 2009, the record date for the special meeting. You will have one vote per proposal for each SMMC common share you owned at that time. SMMC warrants do not carry voting rights.

Votes Required. Approval of the Extension Amendment will require the affirmative vote of holders of a majority of SMMC’s common stock outstanding on the record date voting for all proposals contained in the Extension Amendment. However, the Board of Directors will abandon the Extension Amendment, if holders of more than 2,500,000 of the public shares (which number represents 20% of the outstanding shares of public common stock) vote against it and exercise their conversion rights.

At the close of business on March 4, 2009, there were 16,038,125 outstanding shares of SMMC common stock each of which entitles its holder to cast one vote per proposal.

If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against each proposal. If the Extension Amendment is approved (and not abandoned), you will be entitled to convert your shares into trust account proceeds only if you voted against the Extension Amendment and exercise conversion rights (or if you subsequently exercise your conversion rights after voting against the NUI business combination).

If you vote “FOR” the Extension Amendment, abstain or do not vote, you will retain your right to convert your shares into a pro rata portion of the funds available in the trust account in connection with the vote on a business combination if the business combination is approved and you elect conversion at such vote.

Whether or not the Extension Amendment is approved, if the business combination is not completed by the date specified in SMMC’s certificate of incorporation (including any later date if the Extension Amendment is approved), all public stockholders will be entitled to share in the liquidation of the trust account.

Conversion. If you are a public stockholder, you may demand conversion of your shares by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided, and, at the same time, ensuring your bank or broker complies with the requirements identified on page 27. You will only be entitled to receive cash for these shares if you continue to hold them through the effective date of the Extension Amendment.

See the section entitled “The Extension Amendment – Conversion Procedure” for more information on how to demand conversion of your shares. See the section entitled “Material U.S. Federal Income Tax Consequences of the Exercise of Conversion Rights” for a discussion of certain material U.S. federal income tax consequences of the exercise of conversion rights.

Proxies; Board Solicitation. Your proxy is being solicited by the SMMC board of directors on the proposal to approve the Extension Amendment being presented to stockholders at the special meeting. Proxies may be solicited in person or by telephone. If you grant a proxy, you may still revoke your proxy and vote your shares in person at the special meeting.

SMMC has retained Advantage Proxy to assist it in soliciting proxies. If you have questions about how to vote or direct a vote in respect of your shares, you may call Advantage Proxy toll free at (877) 870-8565. SMMC has agreed to pay Advantage Proxy a fee of $10,000 plus expenses for its services in connection with the special meeting.

SMMC’s Recommendation to Stockholders

After careful consideration of all relevant factors, the Board of Directors has determined that the Extension Amendment is fair to, and in the best interests of, SMMC and its stockholders. The board of directors has approved and declared advisable the Extension Amendment, and recommends that you vote “FOR” the adoption of the Extension Amendment. See the section entitled “The Extension Amendment – The Board’s Reasons for the Extension Amendment, its Conclusion, and its Recommendation.”

SMMC has received an opinion from special Delaware counsel, Morris James, concerning the validity of the Extension Amendment. Morris James concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the Amendment, if duly adopted by the Board of Directors of the Company and duly approved by the holders of a majority of the outstanding shares of capital stock of the Company in accordance with the General Corporation Law, would be valid under the General Corporation Law.” A copy of Morris James’s opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

Interests of SMMC’s Officers and Directors

When you consider the recommendation of the SMMC board of directors, you should keep in mind that SMMC’s executive officers and members of the Board of Directors have interests that may be different from, or in addition to, your interests as a stockholder. In this regard, you should note in particular the fact that our chairman and Chief Executive Officer, Mr. David Marshall, controls each of SMMC and NUI, creating a potential conflict of interest with regard to the business combination. In accordance with the procedures described in SMMC’s IPO prospectus, we intend to obtain an opinion from an independent investment banking firm that the business combination is fair to SMMC’s stockholders from a financial point of view. See the section entitled “The Extension Amendment – Interests of SMMC’s Officers and Directors.”

Stock Ownership

Information concerning the holders of certain SMMC stockholders is set forth below under “Beneficial Ownership of Securities.”

THE SPECIAL MEETING

SMMC is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the SMMC board of directors for use at the special meeting in connection with the proposed Extension Amendment. This proxy statement provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place. The special meeting will be held at 11:00 a.m., Eastern standard time, on April 1, 2009, at the offices of Loeb & Loeb LLP, 345 Park Ave, New York, NY 10154, to vote on the proposals to approve the Extension Amendment.

Purpose. At the special meeting, holders of SMMC common stock will be asked to approve the Extension Amendment consisting of the following three proposals:

•	to extend the date before which SMMC must complete a business combination from April 2, 2009 to December 15, 2009, to avoid being required to liquidate;

•
allow holders of less than 20% of SMMC’s public shares who (i) vote against the Extension Amendment, (ii) authorize the execution and delivery of an amendment to the trust agreement referred to below to effectuate the Extension Agreement and (iii) elect conversion, to convert their shares into a portion of the funds available in the trust account established in connection with SMMC’s IPO (in addition to SMMC public stockholders’ existing conversion rights in connection with a business combination);

•
amend the threshold contained in SMMC’s certificate of incorporation regarding the limit on the amount of SMMC’s public shares that may seek a conversion prior to consummating a business combination to less than 40% of such shares (consisting of less than 20% with respect to the Extension Amendment conversion rights and less than 20% with respect to the existing conversion rights in connection with a business combination) and authorize SMMC and the Trustee to enter into such amendment to the trust agreement referred to below;

and a proposal to:

•
authorize the Board of Directors, in its discretion, to adjourn or postpone the special meeting for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, the Board of Directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.

Should the extension proposal be approved, the underwriter of SMMC’s IPO and SMMC have orally agreed to waive compliance with the covenants in the Underwriters Agreement and Letter Agreements which relate to the original termination date. The trust agreement will be amended to prohibit any further changes in the distribution of trust account funds unless the “consent of the Public Stockholders” (as defined to be 100% of such stockholders) is obtained. This provision will make further extensions difficult for SMMC to effect as SMMC believes that obtaining the consent of all Public Stockholders (as defined in the trust agreement) is highly unlikely due to the diverse interests of its public stockholders.

If the Extension Proposal is approved and becomes effective and a business combination is subsequently consummated, then the underwriter of SMMC’s IPO will received the portion of the underwriting commissions that was deferred and is currently held in the trust account. The underwriter of SMMC’s IPO will probably not receive this portion of the commission unless the Extension Amendment is approved and becomes effective because SMMC believes it is unlikely it will be able to complete a business combination before its April 2, 2009 termination date.

After careful consideration of all relevant factors, the Board of Directors has determined that the Extension Amendment is fair to, and in the best interests of, SMMC and its stockholders. The board of directors has approved and declared advisable the Extension Proposal, and recommends that you vote “FOR” the adoption of the Extension Proposal.

Because of the business combination provisions of SMMC’s certificate of incorporation, if the proposed business combination with NUI is not completed by April 2, 2009, SMMC will dissolve and return the funds in the trust account, pro rata, to holders of its public shares, unless stockholders approve all proposals of the Extension Amendment.

The special meeting has been called only to consider approval of the Extension Amendment. Under Delaware law and SMMC’s bylaws, no other business may be transacted at the special meeting.

You are not being asked to pass on the proposed business combination at this time. If you are a public stockholder, you will have the specific right to vote on the proposed business combination with NUI if and when it is submitted to stockholders, and SMMC expects to present the business combination for your vote in the near future, after the SEC has had the opportunity to review and comment on the proxy statement.

Record Date; Who is Entitled to Vote. The record date for the special meeting is March 16, 2009. Record holders of SMMC common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. At the close of business on the record date, there were 16,038,125 outstanding shares of SMMC common stock (including 12,500,000 outstanding shares of SMMC public common stock), each of which entitles its holder to cast one vote per proposal.

Vote Required. Approval of the Extension Amendment will require the affirmative vote of holders of a majority of SMMC’s outstanding common stock and voting for all proposals contained in the Extension Amendment.

In accordance with public stockholders’ existing conversion rights under SMMC’s certificate of incorporation, if holders of 2,500,000 or more public shares (which number represents 20% of the outstanding public common stock ) vote against the proposed business combination with NUI and elect to convert their shares into a pro rata portion of the funds available in the trust account, SMMC will not complete the business combination and will most likely liquidate unless it has reason to believe it can conclude the Nui business combination by April 2, 2009, with the amount remaining in the trust account returned to all holders of public shares.

SMMC believes that these conversion rights were included to protect SMMC’s public stockholders from having to sustain their investments for an unreasonably long period if SMMC failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, SMMC also believes that given SMMC’s expenditure of time, effort and money on the proposed business combination with NUI, circumstances warrant providing those public stockholders who might find NUI to be an attractive investment an opportunity to consider the business combination with NUI. Therefore, consistent with the conversion rights provision included in the IPO prospectus, if 2,500,000 or more public shares are voted against the Extension Amendment, the Board of Directors will abandon the Extension Amendment, notwithstanding approval by a majority of its common stockholders. SMMC will, at that point, most likely liquidate unless it has reason to believe it can conclude the NUI business combination by April 2, 2009.

If holders of fewer than 2,500,000 public shares vote against the Extension Amendment and elect conversion, SMMC will afford such stockholders the opportunity to receive, at the time the amendment becomes effective, and in exchange for surrender of their shares, a pro rata portion of the funds available in the trust account, as if they had voted against a business combination proposal. Public shareholders may elect to convert their shares into a portion of the funds available in the trust account only if they voted against all the proposals included in the Extension Amendment. The right of the remaining holders of public shares to have their shares converted into trust account funds, upon consummation of a business combination that they vote against, will remain unchanged. As a result, the effective limit on cash conversions will be approximately 40% if the Extension Amendment is approved, which is why SMMC is seeking approval of the amendment to increase the limit on cash conversions to less than 40% of such shares (consisting of less than 20% with respect to the Extension Amendment conversion rights and less than 20% with respect to the existing conversion rights in connection with a business combination) to accommodate conversions effected as part of the Extension Amendment as well as those effected as part of a stockholder vote on the business combination. In no event, however, will unused conversion rights granted in connection with the Extension Amendment rollover to a business combination proposal. By way of example, if only 10% of the outstanding public shares exercise their conversion rights in connection with the Extension Amendment, the conversion threshold applicable to a vote on a business combination proposal would still require that less than 20% of the outstanding public shares exercise their conversion rights in connection with the business combination proposal (rather than less than 30%).

Abstaining from voting or not voting, either in person or by proxy or by voting instruction, will have the same effect as a vote against the Extension Amendment, except that it will not count toward the 20% “against” vote that, together with a conversion election with respect to 20% or more of the outstanding public shares, would result in the amendment’s abandonment, and public stockholders would be unable to exercise any conversion rights upon approval of the Extension Amendment (although public stockholders would retain the right to exercise conversion rights if the NUI business combination is approved, and they voted against the business combination).

All of SMMC’s directors and executive officers are expected to vote any common stock owned by them in accordance with the majority of the shares voted by our public shareholders. On the record date, directors and executive officers of SMMC are expected to beneficially own and be entitled to vote 3,192,573 shares of SMMC common stock, representing approximately 19.9% of SMMC’s issued and outstanding common stock.

SMMC has discussed with certain institutional investors the terms of a purchase or a financing to purchase up to 80% of the outstanding shares of SMMC’s stock, if such purchases are required to obtain the approval of the Extension Amendment. It cannot be presently determined how many shares, if any, of the SMMC common stock will be purchased in connection with such financing.

Such purchases, if any, may occur at any time subsequent to the filing of the preliminary proxy statement to be filed with the SEC in the next several weeks in connection with the special meeting relating to the approval of the business combination (subject to such purchasers not having material non-public information) and continue up through the SMMC special meeting date, including any adjournments.

In addition, other affiliates of NUI or SMMC may choose to buy shares of SMMC public common stock in the open market, through negotiated private purchases and/or by a tender offer pursuant to the SEC’s tender offer rules. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and elected to convert their shares into a portion of the trust account. Any shares of SMMC public common stock purchased by affiliates of NUI or SMMC will be voted in favor of the Extension Amendment. The affiliates will not convert any shares that they purchase in the open market, provided, however, that in the event the business combination with NUI is not consummated and SMMC is forced to liquidate, the affiliate purchasers will be able to receive liquidation distributions for such shares and if it is consummated, they will have a right to put the shares to SMMC.

Voting Your Shares. Each share of common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

There are three ways for holders of record to have their shares represented and voted at the special meeting:

By signing and returning the enclosed proxy card. If you duly sign and return a proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the SMMC board of directors, which is “FOR” the Extension Amendment.

By telephone or on the internet. You can submit a proxy to vote your shares by following the telephone or internet voting instructions included with your proxy card. If you do, you should not return the proxy card.

You can attend the special meeting and vote in person. You will receive a ballot when you arrive. However, if your shares are held in the “street name” of your broker, bank or another nominee, you must obtain a legal proxy from the broker, bank or other nominee to vote in person at the meeting. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy and Changing Your Vote. If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	Delivering another proxy card with a later date;

•	Notifying SMMC, located at 12121 Wilshire Boulevard, Suite 1001, Los Angeles, CA 90025, Attention: Secretary, in writing before the special meeting that you have revoked your proxy; or

•	Attending the special meeting, revoking your proxy and voting in person.

If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote.

Broker Non-Votes. If your broker holds your shares in its name and you do not give the broker voting instructions, your broker will not be permitted to vote your shares on the Extension Amendment. This is known as a “broker non-vote.” Abstentions or broker non-votes will have the same effect as a vote against the Extension Amendment, except that they will not count toward a 20% disapproval vote that, together with a conversion election with respect to 20% or more of the outstanding public shares, would result in the Extension Amendment’s abandonment.

Questions About Voting. SMMC has retained Advantage Proxy to assist it in the solicitation of proxies. If you have any questions about how to vote or direct a vote in respect of your shares, you may call Advantage Proxy toll free at (877) 870-8565. You may also want to consult your financial and other advisors about the vote.

Solicitation Costs. SMMC is soliciting proxies on behalf of the Board of Directors. This solicitation is being made by mail but also may be made in person. SMMC and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail. These persons will not be paid for doing this. SMMC has agreed to pay Advantage Proxy a fee of $10,000 plus expenses.

SMMC will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. SMMC will reimburse them for their reasonable expenses.

Stock Ownership. Information concerning the holdings of certain SMMC stockholders is set forth below under “Beneficial Ownership of Securities.”

THE EXTENSION AMENDMENT

SMMC is proposing to:

•	extend the date before which SMMC must complete a business combination from April 2, 2009 to December 15, 2009, to avoid being required to liquidate;

•
allow holders of less than 20% of SMMC’s public shares who (i) vote against the Extension Amendment, (ii) authorize the execution and delivery of an amendment to the trust agreement referred to below to effectuate the Extension Agreement and (iii) elect conversion, to convert their shares into a portion of the funds available in the trust account established in connection with SMMC’s IPO (in addition to SMMC public stockholders’ existing conversion rights in connection with a business combination);

•
amend the threshold contained in SMMC’s certificate of incorporation regarding the limit on the amount of SMMC’s public shares that may seek a conversion prior to consummating a business combination to less than 40% of such shares (consisting of less than 20% with respect to the Extension Amendment conversion rights and less than 20% with respect to the existing conversion rights in connection with a business combination) and authorize SMMC and the Trustee to enter into such amendment to the trust agreement referred to below.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, the Board of Directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.

Should the extension proposal be approved, the underwriter of SMMC’s IPO and SMMC have orally agreed to waive compliance with the covenants in the Underwriters Agreement and Letter Agreements which relate to the original termination date.  The trust agreement will be amended to prohibit any further changes in the distribution of trust account funds unless the “consent of the Public Stockholders” (as defined to be 100% of such stockhoders) is obtained. This provision will make further extensions difficult for SMMC to effect as SMMC believes that obtaining the consent of all Public Stockholders (as defined in the trust agreement) is highly unlikely due to the diverse interests of its public stockholders, although it should be noted that there may be fiduciary duty considerations that would outweigh the contractual obligations to observe the required vote provision that may render adhering to its strict requirements problematic for the SMMC board of directors. As a result, the provision prohibiting any further changes in the distribution of trust account funds described above may not be effective or otherwise be enforceable against SMMC.

If the Extension Proposal is approved and becomes effective and a business combination is subsequently consummated, then the underwriter of SMMC’s IPO will received the portion of the underwriting commissions that was deferred and is currently held in the trust account. The underwriter of SMMC’s IPO will probably not receive this portion of the commission unless the Extension Amendment is approved and becomes effective because SMMC believes it is unlikely it will be able to complete a business combination before its April 2, 2009 termination date.

A copy of the proposed amendment to the certificate of incorporation of SMMC is annexed to this proxy statement as Annex A.

Reasons for the Proposal

SMMC’s certificate of incorporation purports to prohibit amendment to certain of its provisions, including any amendment that would extend the April 2, 2009 deadline, without the approval of 100% of its stockholders. SMMC’s IPO prospectus stated that SMMC would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by April 2, 2009, as required by its certificate of incorporation. SMMC believes that these provisions were included to protect SMMC’s public stockholders from having to sustain their investments for an unreasonably long period if SMMC failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, SMMC also believes that given SMMC’s expenditure of time, effort and money on the proposed business combination with NUI, circumstances warrant providing those who believe they might find NUI to be an attractive investment an opportunity to consider the business combination with NUI. SMMC is also affording public stockholders who wish to terminate their investments as originally contemplated the opportunity to do so as well. Accordingly, SMMC believes that the Extension Amendment is consistent with the spirit in which SMMC offered its securities to the public.

Since the completion of its IPO, SMMC has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating the attendant business terms, conducting related due diligence and obtaining the necessary audited U.S. GAAP financial statements of the business combination target. Promptly following SMMC’s IPO, SMMC began to search for an appropriate business combination target. During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, SMMC identified and reviewed information with respect to approximately over 130 possible target companies, 15 of which (not including NUI) were provided with a detailed term sheet and/or a preliminary letter of intent.

The initial discussion between SMMC and NUI management commenced in August 2008. From September 2008 until the present, SMMC, while also involved in due diligence activities, engaged in negotiations with NUI and their respective shareholders on the terms of the agreement to govern the business combination. The parties anticipate entering into a definitive acquisition agreement on or about March 15, 2009.

SMMC’s proposed business combination with NUI qualifies as a “business combination” under SMMC’s certificate of incorporation. The certificate of incorporation currently provides that if the business combination is not completed by April 2, 2009, SMMC will be liquidated. SMMC may not be able to complete the business combination by April 2, 2009 given when the definitive acquisition agreement is anticipated to be signed and the actions that must occur prior to closing.

As the Board of Directors believes the NUI transaction to be in the best interests of SMMC’s stockholders, and because SMMC may not be able to conclude the business combination with NUI by April 2, 2009, SMMC has determined to seek stockholder approval to extend the time for closing the transaction beyond April 2, 2009 to December 15, 2009. If the Extension Amendment is approved, SMMC expects to seek stockholder approval of the proposed business combination with NUI as soon as possible after completion of the SEC review process of the proxy statement to be filed with the SEC in connection with the NUI business combination. SMMC management will not pursue any other business combination, even if the proposed NUI business combination is abandoned, or attempt any extension of the business combination deadline beyond December 15, 2009, if the business combination cannot be completed by that date. Similarly, should the extension proposal be approved, the underwriter of SMMC’s IPO and SMMC have orally agreed to waive compliance with the covenants in the Underwriters Agreement and Letter Agreements which relate to the original termination date.

If the Extension Amendment is not approved and SMMC is unable to complete the NUI business combination by April 2, 2009, SMMC will be required to liquidate and distribute the trust account proceeds to holders of its public shares. In considering the Extension Amendment, the Board of Directors came to the conclusion that the potential benefits of the proposed NUI business combination to SMMC and its stockholders outweighed the possibility of any liability as a result of the Extension Amendment.

Under the terms of the proposed Extension Amendment, public stockholders holding less than 20% of the outstanding public shares plus the number of shares sold in the private placement concurrent with the IPO may vote against the Extension Amendment and elect to convert their shares into a pro rata portion of the funds available in the trust account. If holders of such public shares so elect, the Board of Directors will abandon the Extension Amendment, notwithstanding approval of a majority of its outstanding common stock. Based on the trust account balance as of December 31, 2008, if 2,499,999, or the maximum permissible number of public shares elect conversion in connection with the Extension Amendment, without its being abandoned, a total of approximately $20,139,730 of the trust account would be disbursed, leaving approximately $80,558,960. If the Extension Amendment is approved and the proposed business combination with NUI is presented to SMMC stockholders for approval, public stockholders who did not vote against and convert their shares in connection with the Extension Amendment will have the same right to vote against the business combination with NUI and convert their shares. If the maximum permissible number of public shares elected conversion in connection with the Extension Amendment and the maximum permissible number of public shares elect conversion in connection with the business combination with NUI, approximately another $20,139,730 of the trust account would be disbursed, leaving approximately $60,419,230 available for the combined company after the business combination with NUI is completed. As a result, the effective limit on cash conversions will be approximately 40% if the Extension Amendment is approved, which is why SMMC is seeking approval of the amendment to increase the limit on cash conversion to less than 40% of the aggregate of such shares (consisting of less than 20% with respect to the Extension Amendment conversion rights and less than 20% with respect to the existing conversion rights in connection with a business combination) to accomodate conversion effected as part of the Extension Amendment as well as those effected as part of a stockholder vote on the business combination. In no event, however, will unused conversion rights granted in connection with the Extension Amendment rollover to a business combination proposal. By way of example, if only 10% of the outstanding public shares exercise their conversion rights in connection with the Extension Amendment, the conversion threshold applicable to a vote on a business combination proposal would still require that less than 20% of the outstanding public shares exercise their conversion rights in connection with the business combination proposal (rather than less than 30%).

Because of the two separate opportunities for public stockholders to exercise conversion rights, it is possible that the total amounts distributed on conversion to the public stockholders could exceed the amount that would be distributed to dissenters from the proposed business combination with NUI had it been approved before April 2, 2009 (without a previous vote on the Extension Amendment), resulting in less cash retained by SMMC to meet its obligations and for use as operating capital, subsequent to the closing of the NUI business combination. SMMC believes that whatever that excess might be, it would be immaterial to the combined company after consummation of the NUI acquisition.

It is a requirement that any business acquired by SMMC have a fair market value equal to at least 80% of its net assets at the time of acquisition, which assets shall include the amount in the trust account other than the deferred underwriting discount, less our liabilities. SMMC will only pursue and present for stockholder approval an acquisition that meets this “80% Test” as applied to the size of its trust account as of the consummation of its IPO, plus accrued interest since that date and less taxes and approved withdrawals, but not reduced for any conversions effected in connection with the Extension Amendment. Therefore, the board of directors will make a determination of whether the 80% Test is satisfied without taking into consideration any conversions made in connection with the Extension Amendment. As of December 31, 2008, this amount equals approximately $96.3 million multiplied by 80%, or $77.0 million.

As noted in “The Extension Amendment — Possible Claims Against and Impairment of the Trust Account,” below, the Extension Amendment will result in SMMC incurring substantial additional transaction expenses, and may also result in securities law and other claims being made against it whose holders might seek to have such claims satisfied from funds in the trust account. SMMC believes that, if the Extension Amendment is approved and no material liabilities are sought to be satisfied from the trust account, any resulting conversions by public stockholders (or a liquidation, if dissenting votes equal 20% or more) would have no adverse effect on them, because they would receive the same amounts they would have received if SMMC were liquidated on April 2, 2009, and, if the proposed business combination is later disapproved, its public stockholders at that time would receive the same liquidation proceeds as if SMMC were liquidated as of April 2, 2009.

However, if material liabilities are sought to be satisfied from the trust account, the trust account could possibly be reduced or subject to reduction beyond the reduction resulting from public stockholder conversions, which could result in the reduction of a public stockholder’s current pro rata portion of the trust account upon liquidation. Moreover, attendant litigation could result in delay in the availability of trust account funds for use by the combined company upon completion of the business combination.

In connection with the IPO, three of SMMC’s executive officers agreed to indemnify SMMC for debts and obligations to vendors that are owed money by SMMC, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. These indemnification obligations would extend to transaction expenses to be incurred in connection with SMMC’s seeking to complete the business combination with NUI as well as the costs of defending claims referred to in the preceding paragraph. Since they are not collateralized or guaranteed, SMMC cannot assure you that such officers would be able to discharge his obligations if material liabilities are sought to be satisfied from the trust account.

Possible Claims Against and Impairment of the Trust Account

You should be aware that because SMMC’s IPO prospectus stated that SMMC would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by April 2, 2009, as required by its certificate of incorporation, you may have securities law claims against SMMC for rescission (under which a successful claimant has the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Rescission and damages claims would not necessarily be finally adjudicated by the time the business combination with NUI may be completed, and such claims would not be extinguished by consummation of that transaction. Such claims may entitle public stockholders asserting them to more than the pro rata share of the trust account to which they are entitled upon conversion or liquidation, as well as punitive damages.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in SMMC’s IPO, might seek to have the claims satisfied from funds in the trust account. The stockholders who own shares issued in SMMC’s IPO could assert such rescission claims based on the fact that SMMC is taking the position that the approval of the Extension Amendment does not require any modification of the Warrant Agreement governing its outstanding warrants, which become exercisable only upon consummation of a business combination (as defined in SMMC’s IPO registration statement). While SMMC believes that the foregoing parenthetical reference to this description was included in the Warrant Agreement with the intention that the exercisability of the warrants commence only once a proposed business combination meeting the description set forth in its IPO registration statement (i.e., a stock exchange, asset acquisition or other similar business combination, or control, through contractual arrangements ) had closed, it is possible that another interpretation involving such reference imposing a requirement that such business combination take place during the twenty-four month period described in the IPO registration statement, may be asserted by persons interested in invalidating SMMC’s outstanding warrants by bringing such a rescission claim. If proposing the Extension Amendment results in SMMC incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and holders of public shares who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount than their pro rata portion of the trust account. SMMC cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, attendant litigation could result in delay in payments to public stockholders of trust account funds on conversion or liquidation.

Aside from possible securities law claims against SMMC, you should also be aware that if the Extension Amendment is approved, SMMC will incur substantial expenses in seeking to complete the business combination with NUI, in addition to expenses incurred in proposing the Extension Amendment. SMMC does not have sufficient funds outside of the trust account to pay these expenses. SMMC expects that it will ultimately bear these expenses if the proposed business combination with NUI is completed. If the business combination is not completed and the expenses are not satisfied, they would be subject to the indemnification obligations that certain of SMMC’s executive officers has to SMMC to ensure that the claims of such vendors do not reduce funds in the trust account. If these indemnification obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a public stockholder’s current pro rata portion of the funds available in the trust account upon liquidation. Moreover, attendant litigation could result in a delay in payments to public stockholders of trust account funds on conversion or liquidation. This could result in further depletion of the trust account, which would further reduce a public stockholder’s pro rata portion of the funds available in the trust account upon liquidation.

Furthermore, in the event the Extension Amendment proposal is adopted, SMMC is not intending to modify the expiration date of the warrants, which is currently March 27, 2011. Warrantholders may possibly assert that the warrant expiration date should be extended to December 15, 2011 if the Extension Amendment is approved to be consistent with the original intention of the Warrant Agreement, which could also lead to claims or potential liability in this regard.

In general under U.S. federal and state securities laws, material misstatements and omissions in a prospectus may give rise to rights of rescission in favor of, or claims for damages by, persons who purchased securities pursuant to the prospectus. As a result, it is possible that adopting the Extension Amendment may result in claims being made against SMMC whose holders might seek to have the claims satisfied from funds in the trust account. SMMC has not made or requested of its advisors a formal comprehensive analysis of its potential liability for any such misstatements or omissions. Since rescission generally provides successful claimants with the right to recover the entire purchase price of their securities, holders of SMMC common stock who successfully claim rescission could be awarded up to approximately $8.00 per share, based on the initial offering price of the units issued in SMMC’s IPO, which were comprised of stock and warrants, less any amount received from the sale of the original warrants purchased with them, plus interest from the date of SMMC’s IPO. In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under federal law and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the business combination with NUI would be completed, and such claims would not be extinguished by consummation of that transaction.

If SMMC were to become subject to such claims as a result of the Extension Amendment, the trust account could be depleted by those claims (in addition, as discussed above, to other claims from vendors, service providers or other entities in connection with SMMC’s efforts to complete the NUI business combination) to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and holders of public shares who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount as their pro rata portion of the trust account, which might not be sufficient to satisfy a rescission or damages award if the proposed business combination is not approved and completed.

Depletion of the trust account as a result of claims being made against it as described above could have the consequence of holders of public shares not receiving the same amount in the distribution to them of the pro rata portion of the trust account if no such claims had been made. This could happen if liabilities to which SMMC becomes subject as a result of the Extension Amendment or otherwise are satisfied from funds in the trust account and the resources of certain executive officers of SMMC who have agreed to certain indemnification obligations with respect to the trust account, are insufficient or unavailable to indemnify SMMC for the full amount thereof on liquidation.

If SMMC’s trust account is not depleted by liabilities for securities law claims or other expenses, all public stockholders would receive as of December 31, 2009, upon conversion or liquidation, approximately $8.05 per share. This per share amount may be less than the possible per-share amount of a successful rescission claim, which could be approximately $8.00, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the originally-attached warrants, plus interest from the date of the IPO. A rescission award may also bear interest at a higher rate than that earned on trust account funds. Public stockholders would also incur costs in prosecuting such claims, which would reduce the per-share amount they realize.

SMMC has not sought the opinion of any legal or financial advisers or experts about the possible magnitude of such costs. In light of SMMC’s current financial condition, its board of directors determined that an opinion would be of less value to SMMC and its stockholders than the cost of obtaining one, and did not approach any third party about providing one.

SMMC has attempted to structure the Extension Amendment to preserve the investment proposition set forth in the IPO prospectus for public stockholders (specifically, by giving them the right to convert now and to defeat the Extension Amendment on the same terms as are provided for the business combination itself). This is designed to limit the potential damages, but it is impossible to predict how courts will rule in such a case. A further deterrent to the bringing of a rescission claim is the significant costs that stockholders would incur in prosecuting those claims.

In view of the foregoing, the Board of Directors believes it in the best interests of SMMC’s stockholders to approve the Extension Amendment.

If the Extension Amendment is approved (and not abandoned), and holders of less than 2,500,000 of the outstanding shares of public common stock vote against the Extension Amendment, SMMC will afford such stockholders the opportunity to receive, at the time the amendment becomes effective, and in exchange for surrender of public shares, a pro rata portion of the funds available in the trust account, as if they had voted against a business combination proposal. You will be entitled to convert your shares into trust account proceeds only if you vote against each proposal of the Extension Amendment and exercise conversion rights (or if you exercise your conversion rights after voting against the NUI business combination). Abstaining or not voting on the Extension Amendment will not give you a right to convert your shares in connection with the Extension Amendment.

If you vote “FOR” the Extension Amendment, abstain, or do not vote, you will retain your right to convert your shares into a pro rata portion of the funds available in the trust account, if the business combination is approved, and you elect conversion in connection with the business combination vote. You will be entitled to exercise your conversion right with respect to the business combination only if you:

•	vote against the business combination, as and when formally proposed to stockholders;

•	continue to hold your shares through the consummation of the business combination; and

•	tender your stock certificate(s) to SMMC’s transfer agent prior to your vote.

Conversion Procedure

A conversion demand may be made by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided, and, at the same time, ensuring your bank or broker complies with the requirements identified elsewhere herein. You will only be entitled to receive cash in connection with a conversion of these shares if you continue to own them through the effective date of the Extension Amendment. If you vote by internet or telephone, you will not be able to exercise conversion rights.

In connection with tendering your shares for conversion, you must elect either to physically tender your stock certificates to SMMC’s transfer agent prior to the special meeting or to deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares. The requirement for physical or electronic delivery prior to the special meeting ensures that a converting holder’s election to convert is irrevocable once the Extension Amendment is approved. In furtherance of such irrevocable election, stockholders electing to convert will not be able to tender their shares at the special meeting.

Through the DWAC system, this electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. SMMC believes that approximately 80% of its shares are currently held in “street name.” Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and SMMC’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and the broker would determine whether or not to pass this cost on to the converting holder. It is SMMC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. SMMC does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that do not elect to exercise their conversion rights. Stockholders who request physical stock certificates and wish to convert may be unable to meet the deadline for tendering their shares before exercising their conversion rights and thus will be unable to convert their shares.

Certificates that have not been tendered in accordance with these procedures by the day prior to the special meeting will not be converted to cash. In the event that a public stockholder tenders its shares and decides prior to the special meeting that it does not want to convert its shares, the stockholder may withdraw the tender. In the event that a public stockholder tenders shares and the Extension Amendment is not approved, these shares will not be converted to cash and the physical certificates representing these shares will be returned to the stockholder promptly following the determination that the Extension Amendment will not be approved. SMMC anticipates that a public stockholder who tenders shares for conversion in connection with the vote to approve the Extension Amendment would receive payment of the conversion price for such shares soon after the completion of the Extension Amendment. SMMC will hold the certificates of public stockholders that elect to convert their shares into a pro rata portion of the funds available in the trust account until such shares are converted to cash or returned to such stockholders.

If properly demanded, SMMC will convert each share of public common stock into a pro rata portion of the funds available in the trust account, calculated as of two business days prior to the anticipated consummation of the Extension Amendment. As of December 31, 2008, this amount would be approximately $8.05 per share. If you exercise your conversion rights, you will be exchanging your shares of SMMC common stock for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you affirmatively vote against the Extension Amendment, properly demand conversion, and tender your stock certificate(s) to SMMC’s transfer agent prior to your vote. If the Extension Amendment is not approved, these shares will not be converted into cash. However, if SMMC is unable to complete the business combination with NUI or another business combination by April 2, 2009 (unless such date is extended), it will be forced to liquidate and all holders of public shares will receive a pro rata portion of the funds available in the trust account at the time of the liquidation.

Required Vote

The affirmative vote by holders of a majority of SMMC’s outstanding common stock voting for all proposals contained in the Extension Amendment is required to approve the Extension Amendment. However, the Board of Directors will abandon the Extension Amendment, if holders of 2,500,000 or more of the outstanding public shares vote against the Extension Amendment and elect to exercise their conversion rights. In that case, SMMC will be required by its certificate of incorporation to liquidate and distribute the trust account proceeds to the holders of public shares.

All of SMMC’s directors and executive officers are expected to vote any common stock owned by them in accordance with the majority of the shares voted by our public shareholders. On the record date, directors and executive officers of SMMC are expected to beneficially own and be entitled to vote 3,192,573 shares of SMMC common stock, representing approximately 19.9% of SMMC’s issued and outstanding common stock.

In addition, NUI or affiliates of NUI ( including SMMC) may choose to buy shares of SMMC public common stock in the open market and/or through negotiated private purchases. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and elected to convert their shares into a portion of the trust account. Any shares of SMMC public common stock so purchased will be voted in favor of the Extension Amendment. Any such purchasers will not convert any shares that they purchase in the open market, provided, however, that, in the event the business combination with NUI is not consummated and SMMC is forced to liquidate, the purchasers will be able to receive liquidation distributions for such shares.

80% Test

It is a requirement that any business acquired by SMMC have a fair market value equal to at least 80% of its net assets at the time of acquisition, which assets shall include the amount in the trust account other than the deferred underwriting discount, less our liabilities. SMMC will only pursue and present for stockholder approval an acquisition that meets this “80% Test” as applied to the size of its trust account as of the consummation of its IPO, plus accrued interest since that date and less taxes and approved withdrawal, but not reduced for any conversions effected in connection with the Extension Amendment. Therefore, the board of directors will make a determination of whether the 80% Test is satisfied without taking into consideration any conversions made in connection with the Extension Amendment. As of December 31, 2008, this amount equals approximately $96.3 million multiplied by 80%, or $77.0 million.

Interests of SMMC’s Officers, Directors and Advisors

When you consider the recommendation of the SMMC board of directors, you should keep in mind that SMMC’s executive officers and members of the Board of Directors have interests that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•
SMMC’s Chairman and Chief Executive Officer, David Marshall is the sole member of Santa Monica Capital LLC, which owns 70% of the membership interests in NUI.  As such, Mr. Marshall is an affiliate and “control person” of both SMMC and NUI and exercises substantial control over the corporate matters of both entities;

•
if the Extension Amendment is not approved and a business combination is not approved by April 2, 2009, SMMC will be required to liquidate. In such event, the 3,125,000 shares of common stock held by Santa Monica Capital Partners, LLC or its transferees, which were acquired prior to the IPO, will be worthless. Such common stock had an aggregate market value of approximately $24.8 based on the last sale price of $7.94 on the NYSE Alternext US LLC on March 4, 2009;

•
in connection with the IPO, three of SMMC’s executive officers agreed to indemnify SMMC for debts and obligations to vendors that are owed money by SMMC, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. If the business combination is consummated, such officers will not have to perform such obligations. As of December 31, 2008, SMMC believes that the indemnity obligation of such officers was not material as it had no creditors for which SMMC had not received a waiver of such creditor’s right to sue the trust account. SMMC does not have sufficient funds outside of the trust account to pay these obligations. Therefore, if the business combination is not consummated and vendors that have not signed waivers, sue the trust account and win their cases, the trust account could be reduced by the amount of the claims and such officers would be required to fulfill his indemnification obligations and he may not be able to satisfy his individual obligations to indemnify SMMC;

•
all rights specified in SMMC’s certificate of incorporation relating to the right of officers and directors to be indemnified by SMMC, and of SMMC’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the business combination. If the business combination is not approved and SMMC liquidates, SMMC will not be able to perform its obligations to its officers and directors under those provisions;

•	if the business combination with NUI is completed, certain officers and directors of SMMC may serve as officers and/or directors of SMMC following the business combination; and

•
SMMC’s financial, legal and other advisors – including the underwriter of its IPO – have rendered services for which they may not be paid if the business combination is not approved. As any recovery of such fees and expenses by these vendors will be much more difficult in the event the business combination is not approved, while such recovery is not expressly contingent on the outcome of the SMMC stockholder vote, these vendors could be viewed as having an interest in the outcome of such vote.

The Board’s Reasons for the Extension Amendment, its Conclusion, and its Recommendation

As discussed below, after careful consideration of all relevant factors, the Board of Directors has determined that the Extension Amendment is fair to, and in the best interests of, SMMC and its stockholders. The board of directors has approved and declared advisable adoption of the Extension Amendment, and recommends that you vote “FOR” such adoption.

In determining to recommend the Extension Amendment, the Board of Directors concluded that the proposed business combination with NUI is in the best interests of SMMC’s stockholders, since it believes SMMC’s stockholders will benefit from the business combination with NUI. Although the board of directors believes that the certificate of incorporation provisions to be amended by the Extension Amendment were included to protect SMMC stockholders from having to keep their investments for an unreasonably long period if SMMC failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation, the board believes that circumstances warrant permitting those who believe they might find NUI to be an attractive investment an opportunity to do so, if possible without adversely affecting the interests of SMMC or its stockholders wishing to terminate their investments as originally contemplated.

Having taken into account the matters discussed above, the Board of Directors believes that, if the Extension Amendment is approved and no material liabilities are sought to be satisfied from the trust account, any resulting conversions by SMMC’s public stockholders (or a liquidation, if dissenting votes are 20% or greater) would have no adverse effect on the public stockholders, because they would receive approximately the same amounts they would if SMMC were liquidated on April 2, 2009, and, if the proposed business combination is later disapproved, its public stockholders at that time would receive approximately the same liquidation proceeds as if SMMC were liquidated as of April 2, 2009. Because of the two separate opportunities for public stockholders to exercise conversion, it is possible that the total amounts distributed on conversion to public stockholders dissenting from the Extension Amendment and the proposed business combination could exceed the amount that would have been distributed to dissenters from the proposed business combination had the business combination been approved (without a prior vote on the Extension Amendment). However, even if the maximum number of public stockholders exercised their conversion rights in connection with the approvals of both the Extension Amendment and the business combination, the Board of Directors believes it would be immaterial to SMMC after consummation of the NUI business combination.

SMMC’s Board of Directors consulted Delaware counsel, Morris James, concerning the validity of the Extension Amendment. Morris James concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the Amendment, if duly adopted by the Board of Directors of the Company and duly approved by the holders of a majority of the outstanding shares of capital stock of the Company in accordance with the General Corporation Law, would be valid under the General Corporation Law.” A copy of Morris James’s opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

The Board of Directors has unanimously approved the Extension Amendment. Accordingly, if the Extension Amendment is approved by the holders of a majority of SMMC’s outstanding common stock, in accordance with Delaware law, SMMC believes the Extension Amendment will be valid and effective when filed with the Secretary of State of the State of Delaware in accordance with the applicable statutory provisions, notwithstanding the provision in the current certificate of incorporation purporting to prohibit certain amendments prior to consummation of a business combination.

In determining whether to propose the Extension Amendment, the Board of Directors took into consideration the fact that a substantial amount of SMMC stockholders’ aggregate investment had been spent pursuing a business combination, that allowing the transaction to terminate by virtue of the existing certificate of incorporation deadline would make that portion of their investment unrecoverable and that proposing the Extension Amendment would provide for the possibility of realizing a return on that investment.

In addition, the Board of Directors was mindful of and took into account the conflict, as described in the immediately preceding subsection, between their respective personal pecuniary interests in successfully completing a business combination and the interests of public stockholders. The board of directors determined that their respective personal pecuniary interests, in the form of the contingent and hypothetical value of SMMC shares if a business combination is ultimately completed, was substantially less than additional time, effort and potential liability they might incur if they failed to discharge their fiduciary duties to SMMC’s stockholders to the best of their ability, as well as substantially less than the potential benefits to public stockholders wishing to have an opportunity to consider the proposed NUI business combination, which they, as SMMC stockholders as well, share. In making that determination, the Chairman of the board of directors took into consideration the fact that in proposing the Extension Amendment, he may incur indemnification obligations to SMMC under his existing commitment substantially in excess of those currently accrued. At the same time, he recognized that completing the proposed NUI business combination would result in a combined company more capable than SMMC alone to pay existing obligations of SMMC and expenses incurred after approval of the Extension Amendment, all of which obligations he might be called upon to pay under his existing commitment.

After careful consideration of all relevant factors, the Board of Directors determined that the Extension Amendment is fair to and in the best interests of SMMC and its stockholders.

The Board of Directors recommends that you vote “FOR” the Extension Amendment.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXERCISE OF
CONVERSION RIGHTS

The following discussion is a general summary of the material U.S. federal income tax consequences to the stockholders of SMMC who choose to exercise their conversion rights. This discussion applies only to stockholders of SMMC (referred to herein as “U.S. stockholders”) who are “United States persons,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and who hold each of their shares of the stock of SMMC as a “capital asset,” as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of such conversion. The discussion does not address the tax considerations applicable to stockholders subject to the alternative minimum tax, particular stockholders based on their individual circumstances, or particular categories of stockholders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt entities, mutual funds, and foreign persons). In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold stock through such entities. The discussion also does not describe the tax consequences arising under the laws of any state, local or foreign jurisdiction or any other federal tax.

The discussion is based upon the Code, U.S. Treasury Department regulations, rulings of the Internal Revenue Service (“IRS”), and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively.

SMMC has not obtained a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. There can be no assurance that the IRS will not take a different position, or that position will not be sustained if challenged.

Because of the complexity of the tax laws and because the tax consequences to SMMC or any particular stockholder of SMMC may be affected by matters not discussed herein, stockholders are urged to consult their own tax advisors as to the specific tax consequences of any conversion transaction, including tax reporting requirements, the applicability and effect of federal, state, local, foreign and other tax laws and the effect of any proposed changes in the tax laws.

Tax Consequences to U.S. Stockholders of SMMC Who Exercise Conversion Rights

Gain or Loss on Conversion

A U.S. stockholder of SMMC that exercises its conversion rights generally should recognize gain or loss for U.S. federal income tax purposes on the conversion equal to the difference between (1) the amount of cash received by such stockholder pursuant to the conversion and (2) such stockholder’s tax basis in its stock in SMMC.

A U.S. stockholder’s gain or loss generally should be computed on a “per share” basis, so that gain or loss should be calculated separately for blocks of stock acquired at different dates or for different prices. The amounts received by a U.S. stockholder of SMMC pursuant to the conversion generally should be allocated proportionately to each share of stock owned by such stockholder. The gain or loss recognized by such stockholder in connection with the conversion generally should be a capital gain or loss, and should be a long-term capital gain or loss if the share has been held for more than one year, and a short-term capital gain or loss if the share has not been held for more than one year. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short-term capital gain. The deductibility of capital losses is subject to various limitations.

Backup Withholding

Unless a U.S. stockholder of SMMC complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, such stockholder may be subject to backup withholding tax with respect to payments received pursuant to the conversion. The backup withholding tax is currently imposed at a rate of 28%. If backup withholding applies, the amount withheld is not an additional tax, but generally should be allowed as a credit against the stockholder’s U.S. federal income tax liability and may entitle the stockholder to a refund, provided that certain required information is timely furnished to the IRS. Stockholders are urged to consult with their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

THE NUI BUSINESS COMBINATION

The following is a brief summary of the terms and background of the non-binding LOI that SMMC entered into with NUI. Upon completion of the SEC’s review of the proxy statement to be filed with the SEC, a definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed business combination with NUI. This proxy statement will contain important information regarding the business combination.

YOU ARE NOT BEING ASKED TO PASS ON THE PROPOSED BUSINESS COMBINATION AT THIS TIME. IF YOU ARE A PUBLIC STOCKHOLDER, YOU WILL HAVE THE SPECIFIC RIGHT TO VOTE ON THE PROPOSED BUSINESS COMBINATION WITH NUI IF AND WHEN IT IS SUBMITTED TO STOCKHOLDERS, AND SMMC EXPECTS TO PRESENT THE BUSINESS COMBINATION FOR YOUR VOTE IN THE NEAR FUTURE, AFTER THE SEC HAS HAD THE OPPORTUNITY TO REVIEW AND COMMENT ON THE PROXY STATEMENT.

General

On September 26, 2008, SMMC and NUI entered into a preliminary non-binding LOI to continue discussions regarding a potential merger between SMMC or an affiliate thereof with NUI and NUI’s potential acquisition candidate from all related shareholders of all entities.  Pursuant to the terms of the preliminary non-binding LOI, the parties will negotiate in good faith a mutually agreeable definitive merger agreement pursuant to which SMMC or an affiliate thereof will merge with NUI.

Business Combination with NUI

SMMC or an affiliate thereof will merge with NUI and NUI’s potential acquisition candidate. We refer to this acquisition as the “business combination.” Upon the consummation of the business combination, it is expected that SMMC will own 100% of the issued and outstanding equity of NUI.

Background

Shortly after SMMC’s IPO in April 2007, SMMC’s management began an intensive process to seek a target business for a business combination. The focus of this effort was to find a suitable acquisition candidate that was engaged in one or more segments of the communications, media, gaming and/or entertainment industries.

The team had continuous conversations with the Board of Directors regarding their strategy and work plan. This plan provided for contacting a variety of unaffiliated sources to identify potential targets, including investment bankers, venture capital funds, private equity funds, reinsurance brokers and other members of the financial community. Professional firms that specialized in media and entertainment industry acquisitions were engaged on the basis that they would only receive compensation if we completed a business combination identified by them. Among the factors to be considered were the following:

•	Financial condition and results of operation,

•	Earnings and growth potential,

•	Experience and skill of management and availability of additional personnel,

•	Capital requirements,

•	Competitive position,

•	Stage of development, and

•	Costs associated with effecting the business combination.

The target company search and evaluation process, which identified, investigated and analyzed companies in North America, Europe, Africa and Asia, included: reviews of industry research, published trade and corporate information, and attendance at industry meetings. SMMC’s management was also in frequent contact with representatives from Citigroup, one of the co-underwriters of SMMC’s IPO.

SMMC’s Board of Directors was apprised of the team’s progress from time to time and at meetings held on November 2, 2007, August 14, 2008, September 29, 2008 and January 15, 2009. Mr. Marshall also discussed in detail the highest priority targets.

Messrs. Marshall, Bredlinger and Pulier identified over 130 possible target companies and signed Non-Disclosure Agreements or Confidentiality Agreements with over 60.  The search primarily focused on mid-sized communications, media, gaming or entertainment companies who were well positioned within their industry, had strong growth potential and a high quality management team.

Meaningful discussions were held with 35 potential targets and Letters of Intent tendered to 16 others (including NUI). Following is a brief description of the 15 companies other than NUI for which SMMC issued either an Indication of Interest or a Letter of Intent.

Company	Description of Business	Description of Status

A	Magazine publishing	Our proposed purchase price was not deemed sufficient by target
B	Facilities management and communication services	Preliminary due diligence was undertaken but parties were unable to reach a final agreement
C	Talent, brand management and advertising	Preliminary due diligence was undertaken but the target company’s planned acquisition terminated negotiations
D	Motion picture theater operator	Our proposed purchase price was not deemed sufficient by target
E	Film and television production and distribution	Our proposed purchase price was not deemed sufficient by target
F	Film production and financing	Our proposed purchase price was not deemed sufficient by target
G	Prepaid payment processing services	Our proposed purchase price was not deemed sufficient by target
H	Online media properties in Asia	Our proposed purchase price was not deemed sufficient by target
I	Outdoor media in Asia	Preliminary due diligence was undertaken and negotiations commenced on a definitive agreement but the parties were unable to reach a final agreement
J	Education media in Asia	Significant due diligence was undertaken and a definitive agreement was near execution when we uncovered legal issues causing us to terminate negotiations
K	Operation and construction of solar power plants in Europe	Preliminary due diligence was undertaken however target could not deliver financial statements within the necessary time frame
L	Production and distribution of seafood products	Our proposed purchase price was not deemed sufficient by target
M	Coal mining	Our proposed purchase price was not deemed sufficient by target
N	Telecommunications provider	We decided to end discussions to pursue the acquisition of NUI
O	Identifying and commercializing technologies	We decided to end discussions to pursue the acquisition of NUI

Timeline of Discussion with NUI

Discussions with NUI commenced in August of 2008.  In September of 2008, SMMC and NUI entered into a non-binding LOI to continue discussions regarding a potential merger.  In October 2008, SMMC management decided to pursue an alternative transaction with a education media company in Asia.  The company delivers educational media through live seminars as well as an online platform and was well positioned to experience strong growth over the next several years.  Online education is an attractive sector.  The online platform provided the opportunity to build high margins through efficiencies of scale afforded through the Internet.  In addition, a growing acceptance by consumers and need, driven by a downturn in the economy, was driving high growth in demand.  Through October and November 2008 SMMC performed due diligence through review of documents and video as well as discussions with management including two trips to visit the company’s operations in Asia and attend a live media event.  Definitive merger documents were in the final stages of review and a majority of the related proxy prepared when a legal issue was uncovered relating to the company in mid-December 2008.  SMMC was forced to terminate discussions with the company due to the issue.  SMMC began or restarted discussions with several companies including NUI in December 2008 and January 2009 and decided in February 2009 to exclusively pursue the transaction with NUI.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our common stock as of March 4, 2009, by:
•
each person known by us, as a result of such person’s public filings with the SEC and the information contained therein, to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsor warrants or our other outstanding warrants, as we do not believe that these warrants will become exercisable within 60 days of March __, 2009.

Name	Number of Shares	Percentage of Class (1)	Relationship to Us
David Marshall (2) (3) 12121 Wilshire Boulevard Suite 1001 Los Angeles, CA 90025	3,079,893	19.2%	Chairman of the Board, Chief Executive Officer
Kurt Brendlinger (2) (4) 12121 Wilshire Boulevard Suite 1001 Los Angeles, CA 90025	3,079,893	19.2%	Director, Chief Financial Officer
Eric Pulier (2) (5) 12121 Wilshire Boulevard Suite 1001 Los Angeles, CA 90025	3,079,893	19.2%	Director, Chief Technology Officer, Secretary
Dallas Clement 1400 Lake Hearn Drive Atlanta, GA 90319	37,560	*	Director
Robert Schultz 1140 Black Birch Drive Aspen, CO 81611	37,560	*	Director
Sharyar Baradaran (6) 414 North Camden Drive Beverly Hills, CA 90210	3,117,453	19.4%	Director
Santa Monica Capital Partners, LLC (7) 12121 Wilshire Boulevard Suite 1001 Los Angeles, CA 90025	3,079,893	19.2%	Stockholder
All directors and executive officers as a group (6 individuals)	3,192,573	19.9%
Fir Tree, Inc. (8) 505 5th Avenue 23rd Floor New York, New York 10017	1,587,300	9.9%	Stockholder

QVT Financial LP (9) 1177 Avenue of the Americas 9th Floor New York, New York 10036	1,388,851	8.7%	Stockholder
Millenium Management, LLC (10) 666 Fifth Avenue New York, New York 10103	992,800	6.2%	Stockholder
Aldebaran Investments, LLC (11) 500 Park Avenue 5th Floor New York, New York 10022	950,900	5.9%	Stockholder
HBK Investments, LP (12) 2101 Cedar Springs Road Suite 700 Dallas, Texas 75201	860,450	5.4%	Stockholder

*	Less than 1%.

(1)	Based on a total of 16,038,125 shares of the Company’s common stock issued and outstanding on March __, 2009.

(2)
These shares are owned of record by Santa Monica Capital Partners, LLC. Messrs. Marshall, Brendlinger, Pulier and Baradaran beneficially own 28.8%, 28.8%, 28.8% and 13.6%, respectively. Each of Messrs. Marshall, Brendlinger, Pulier and Baradaran disclaims beneficial ownership of shares of our common stock in excess of his percentage ownership of Santa Monica Capital Partners, LLC. Santa Monica Capital Partners, LLC does not conduct any business other than serving as a holding company for our securities that are beneficially owned by these four individuals.

(3)	Mr. Marshall’s interest in Santa Monica Capital Partners, LLC is held indirectly by Santa Monica Capital LLC, of which he is the sole member.

(4)	Mr. Brendlinger’s interest in Santa Monica Capital Partners, LLC is held indirectly by E’s Holdings, Inc. of which he is the sole shareholder.

(5)	Mr. Pulier’s interest in Santa Monica Capital Partners, LLC is held indirectly by New Vision Ventures LLC of which he is Manager.

(6)
Mr. Baradaran is the record owner of 37,560 shares of our common stock and the beneficial owner of the shares of Santa Monica Media Corporation that are owned by Santa Monica Capital Partners, LLC, as described in note (2). Mr. Baradaran possesses sole voting and dispositive authority over 550,150 shares of our common stock owned by Santa Monica Capital Partners, LLC.

(7)
Santa Monica Capital Partners, LLC is the record owner of the shares of our common stock listed opposite its name in the above table. As described above in notes (2) and (6), Messrs. Marshall, Brendlinger, Pulier and Baradaran beneficially own shares of our common stock by reason of their ownership of Santa Monica Capital Partners, LLC.

(8)	Based on the Schedule 13G/A filed with the Securities and Exchange Commission by Fir Tree, Inc. on February 10, 2009.

(9)	Based on the Schedule 13G/A filed with the Securities and Exchange Commission by QVT Financial LP on February 2, 2009.

(10)	Based on the Schedule 13G/A filed with the Securities and Exchange Commission by Millenium Management, LLC on February 3, 2009.

(11)	Based on the Schedule 13G filed with the Securities and Exchange Commission by Aldebaran Investments, LLC on February 17, 2009.

(12)	Based on the Schedule 13G/A filed with the Securities and Exchange Commission by HBK Investments, LP on February 3, 2009.

STOCKHOLDER PROPOSALS

If the Extension Amendment is approved and the business combination is consummated, SMMC’s fiscal year will end on December 31 and SMMC’s 2009 annual meeting of stockholders will be held on or about May 15, 2009, unless the date is changed by the SMMC board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the 2009 annual meeting, you need to provide it to SMMC by no later than March 31, 2009. You should direct any proposals to SMMC’s secretary at SMMC’s principal office.

If SMMC is liquidated as a result of not consummating a business combination transaction before April 2, 2009, there will be no annual meeting in 2009.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, SMMC and its agents that deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of SMMC’s proxy statement. Upon written or oral request, SMMC will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that SMMC deliver single copies of such documents in the future. Stockholders may notify SMMC of their requests by calling or writing SMMC at SMMC’s principal executive offices at 12121 Wilshire Boulevard, Suite 1001, Los Angeles, CA 90025, (310) 526-3222.

WHERE YOU CAN FIND MORE INFORMATION

SMMC files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by SMMC with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004. SMMC files its reports, proxy statements and other information electronically with the SEC. You may access information on SMMC at the SEC website containing reports, proxy statements and other information at http://www.sec.gov. This proxy statement describes the material elements of relevant contracts, exhibits and other information attached as annexes to this proxy statement. Information and statements contained in this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

This proxy statement contains important business and financial information about us that is not included in or delivered with this document. You may obtain this additional information, or additional copies of this proxy statement, at no cost, and you may ask any questions you may have about the Extension Amendment or the business combination by contacting us at the following address, telephone number or email address:

Santa Monica Media Corporation
12121 Wilshire Boulevard, Suite 1001
Los Angeles, CA 90025
Attn: David Marshall
Phone: (310) 526-3222

In order to receive timely delivery of the documents in advance of the special meeting, you must make your request for information no later than March 16, 2009.

ANNEX A

PROPOSED EXTENSION AMENDMENT

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SANTA MONICA MEDIA CORPORATION

PURSUANT TO SECTION 242 OF THE
DELAWARE GENERAL CORPORATION LAW

SANTA MONICA MEDIA CORPORATION, a corporation existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The name of the Corporation is “Santa Monica Media Corporation”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on June 24, 2005 as Santa Monica Technology Corporation, amended on July 7, 2005, amended and restated on August 5, 2005 and September 6, 2005, amended on April 19, 2006 and amended and restated on April 25, 2006, June 5, 2006, February 15, 2007 and March 9, 2007.

3. This Amendment was duly approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware (“DGCL”).

4. Article SIXTH is hereby amended and restated to read in its entirety as follows:

SIXTH: The following provisions (A) through (D) shall apply during the period commencing upon on the initial closing of the Corporation’s initial public offering of securities (“IPO”) and terminating upon the consummation of any “Business Combination,” and may not be amended prior to the consummation of any Business Combination without the vote or written consent of holders of not less than 100% of the outstanding shares of Common Stock of the Company. A “Business Combination” shall mean the initial acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar business combination, of an operating business in the communications, media, gaming and/or entertainment industries (“Target Business”) whose fair market value is equal to at least 80% of our net assets at the time of the Business Combination, such fair market value to include the amounts held in the Trust Fund, as defined below, exclusive of the amount of any deferred underwriting fees, less the Corporation’s liabilities as of such date.

A. Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that a majority of the IPO Shares (as defined below) cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 40% or more of the IPO Shares exercise their conversion rights (consisting of less than 20% with respect to the conversion rights described in paragraph E below and less than 20% with respect to the conversion rights described in paragraph B below).

B. In the event that a Business Combination is approved in accordance with the above paragraph A and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock (“IPO Shares”) issued in the Corporation’s IPO who voted against the Business Combination may, contemporaneous with such vote, demand that the Corporation convert his IPO Shares into cash. If so demanded, the Corporation shall convert such shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest thereon net of taxes payable, calculated as of two business days prior to the proposed consummation of the Business Combination, by (ii) the total number of IPO Shares. “Trust Fund” shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO are deposited.

A-2

C. In the event that the Corporation does not consummate by December 15, 2009 (the “Termination Date”), the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable, and after approval of the Company’s stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board, prior to such Termination Date, pursuant to Section 275(a) of the GCL, finding the dissolution of the Corporation advisable and providing such notices as are required by said Section 275(a) of the GCL as promptly thereafter as possible. In the event that the stockholders vote in favor of such dissolution and the Corporation is so dissolved, the Corporation shall promptly adopt and implement a plan of distribution which provides that only the holders of IPO Shares shall be entitled to share ratably in the Trust Account plus any other net assets of the Corporation not used for or reserved to pay obligations and claims or such other corporate expenses relating to or arising during the Corporation’s remaining existence, including costs of dissolving and liquidating the Corporation. The Corporation shall pay no liquidating distributions with respect to any shares of capital stock of the Corporation other than IPO Shares. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

D. A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation or in the event he demands conversion of his shares in accordance with paragraph B, above, or paragraph E, below. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.

E. Any stockholder of the Corporation holding IPO Shares who votes against the amendment pursuant to which this paragraph E was included in this Certificate of Incorporation may, contemporaneous with such vote, demand that the Corporation convert his or her IPO shares into cash. If so demanded, the Corporation shall convert such IPO Shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined above), inclusive of any interest thereon, calculated as of two business days prior to April 2, 2009, by (ii) the total number of IPO Shares.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by David Marshall, its Chief Executive Officer, as of the          day of             , 2009.

By:
David Marshall
Chief Executive Officer

A-3

ANNEX B

OPINION OF MORRIS JAMES LLP

March 5, 2009

Santa Monica Media Corporation
12121 Wilshire Boulevard, Suite 1001
Los Angeles, CA 90025

Re: Enforceability of Certificate of Incorporation Provisions

Ladies and Gentlemen:

We have acted as special Delaware counsel to Santa Monica Media Corporation , a Delaware corporation (the “Company”), in connection with a proposed amendment, in the form attached hereto as Exhibit A (the “Amendment”), to the Company’s Certificate of Incorporation, as initially filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on June 24, 2005, as amended by the Company’s Amended Certificate of Incorporation filed with the Secretary of State on July 7, 2005, as  amended and restated by the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on August 5, 2005, as further amended and restated by the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on September 6, 2005, as amended by the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on April 19, 2006, as  amended and restated by the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on April 25, 2006, as  amended and restated by the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on June 5, 2006, as further amended and restated by the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on February 15, 2007, as further amended and restated by the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on March 9, 2007 (the “March 9, 2007 Amended and Restated Certificate of Incorporation”) , which March 9, 2007 Amended and Restated Certificate of Incorporation we assume constitutes the entire certificate of incorporation of the Company as currently in effect (the “Certificate of Incorporation”).  In this connection, you have requested our opinion as to the enforceability under the General Corporation Law of the State of Delaware (the “General Corporation Law”) of that certain provision in Article SIXTH (“Article SIXTH”) of the Certificate of Incorporation which purports to prohibit certain amendments to the Certificate of Incorporation intended to be effected by the Amendment without the vote or written consent of holders of not less than 100% of the outstanding shares of common stock of the Company. Capitalized terms used but not defined herein are used as defined in the Certificate of Incorporation.

For purposes of this letter, our review of documents has been limited to the review of originals or copies furnished to us of the following documents, all of which have been supplied to us by the Company or obtained from publicly available records:

(a)           The Certificate of Incorporation;

(b)           The Bylaws of the Company, in the form filed by the Company with the Securities and Exchange Commission (the “SEC”) as an Exhibit to the Company’s S-1 Registration Statement in connection with the Company’s initial public offering of its shares (the “IPO”), which Bylaws we assume constitute the entire bylaws of the Company as currently in effect;

(c)           The Amendment;

Santa Monica Media Corporation.
March 5, 2009

(d)           The Proxy Statement of the Company (the “Proxy Statement”) proposed to be filed with the SEC on or about the date hereof; and

(e)           A certificate of good standing for the Company obtained from the Secretary of State, dated March 3, 2009 (the “Good Standing Certificate”).

With respect to the foregoing documents, we have assumed: (i) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (ii) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; and (iii) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein. For purposes of rendering our opinion as expressed herein, we have not reviewed any document other than the documents referenced in paragraphs (a) through (e) above and certain written statements of governmental authorities and others referenced in this paragraph.  In particular, we have not reviewed and express no opinion as to any other document that is referred to in, incorporated by reference into, or attached (as an exhibit, schedule, or otherwise) to any of the documents reviewed by us.  The opinions in this letter relate only to the documents specified in such opinions, and not to any exhibit, schedule, or other attachment to, or any other document referred to in or incorporated by reference into, any of such documents.  We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions in this letter.  We have conducted no independent factual investigation of our own, and have relied solely upon the documents reviewed by us, the statements and information set forth in such documents, certain statements of governmental authorities and others (including, without limitation, the Good Standing Certificate), and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate in all material respects.

BACKGROUND

The Proxy Statement states, and we have assumed as true for purposes of this opinion, that (i) the Company has entered into letter of intent, dated September 26, 2008 (the “LOI”), with NUI, LLC, a limited liability company (“NUI”), pursuant to which, inter alia, a business combination (the “NUI Business Combination”) between the Company and NUI is to be effected, (ii) the transaction contemplated by the LOI will constitute a “Business Combination” within the meaning of the Certificate of Incorporation upon the consummation thereof, and (iii) the “Termination Date” referred to in the Certificate of Incorporation is April 2, 2009.

The Company is concerned that it might not be possible to consummate the transactions contemplated by the LOI by April 2, 2009, and under Article THIRD of the Certificate of Incorporation as it presently exists, a failure to consummate such transactions by April 2, 2009 would result in the mandatory dissolution and liquidation of the Company and, under Article SIXTH, obligate the directors and officers of the Company to take certain actions to effectuate such dissolution and liquidation. Accordingly, the Company is considering the Amendment, which would, inter alia,  (i) extend the Termination Date from April 2, 2009 to December 15, 2009, (ii) allow holders of less than 20% of  the IPO Shares who vote against the Amendment, authorize the execution and delivery of an amendment to the trust agreement under which the Trust Fund is held to effectuate the Amendment and elect conversion to convert1 their shares into a portion of the funds available in the trust account (the “Trust Fund”) established in connection with the Company’s IPO,  and (iii) amend the threshold contained in the Certificate of Incorporation regarding the limit on the amount of the Company’s shares that may seek a conversion prior to consummating a Business Combination to less than 40% of such shares (consisting of less than 20% with respect to the Amendment conversion rights and less than 20% with respect to the existing conversion rights in connection with a Business Combination).

1  Although such right is called a “conversion” right in the Certificate of Incorporation, we note that it technically would be deemed a redemption right under Delaware law, subject to the requirements of Section 160 of the General Corporation Law.

Santa Monica Media Corporation.
March 5, 2009

We understand that even if the Amendment is duly approved and becomes effective, any holder of the IPO Shares who has voted against the Amendment will have the opportunity to demand a cash conversion (i. e., a redemption) of his, her, or its shares, such that the holder will receive for those shares his, her, or its pro rata share of the funds available in the Trust Fund. In addition, we understand that even if the NUI Business Combination is consummated, holders of the IPO Shares who have voted against consummation of the NUI Business Combination will continue to have the right to elect to convert their public shares into a portion of the funds available in the Trust Fund, as provided in Article SIXTH of the Certificate of Incorporation, as proposed to be amended by the Amendment.

Article SIXTH provides, inter alia, that “[p]aragraphs (A) through (D) of this Article SIXTH shall apply during the period commencing upon the initial closing of the Corporation’s [IPO] and terminating upon the consummation of any “Business Combination,” and may not be amended prior to the consummation of any Business Combination without the vote or written consent of holders of not less than 100% of the outstanding shares of Common Stock of the Company.” Thus, Article SIXTH purports to divest the Company’s Board of Directors, the Company and its stockholders of the power to amend such Article prior to the consummation of a Business Combination except pursuant to the affirmative vote of not less than all of the Company’s outstanding shares of common stock.

DISCUSSION

Section 242(a) of the General Corporation Law provides, in pertinent part, that

[a]fter a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment … In particular, and without limitation upon such general power of amendment, a corporation may amend its certificate of incorporation, from time to time, so as … (2) To change, substitute, enlarge or diminish the nature of its business or its corporate powers and purposes … or (6) To change the period of its duration.

8 Del. C. § 242(a). In addition, Section 242(b) of the General Corporation Law provides that

[e]very amendment [to the Certificate of Incorporation] … shall be made and effected in the following manner: (1) if the corporation has capital stock, its board of directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders.… If a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment, a certificate setting forth the amendment and certifying that such amendment has been duly adopted in accordance with this section shall be executed, acknowledged and filed and shall become effective in accordance with § 103 of this title.

Santa Monica Media Corporation.
March 5, 2009

8 Del. C. § 242(b) (emphasis added). Thus, Section 242(a) grants Delaware corporations broad statutory power to amend their certificates of incorporation to the extent permitted under Delaware law, including to the extent contemplated by the Amendment, subject to compliance with the amendatory procedures set forth in Section 242(b). Implicit in the language of Section 242 is that the power to amend the certificate of incorporation is a fundamental power of Delaware corporations vested in directors and stockholders of a corporation. Indeed, the mandatory language in Section 242(b) supports the proposition that the corporation’s broad power to amend the certificate of incorporation cannot be eliminated. Section 242(b) mandates that, absent a provision permitting the board to abandon a proposed amendment, “a certificate setting forth the amendment … shall be executed, acknowledged and filed and shall become effective” upon obtaining the requisite board and stockholder approvals. 8 Del. C. § 242(b)(1) (emphasis added).

We note that Section 102(b)(4) of the General Corporation Law expressly permits a Delaware corporation to include in its certificate of incorporation provisions that modify the voting rights of directors and stockholders set forth in other provisions of the GCL. Specifically, Section 102(b)(4) provides that a certificate of incorporation may contain:

Provisions requiring for any corporate action, the vote of a larger portion of the stock or any class or series thereof, or of any other securities having voting power…. (emphasis added)

8 Del. C. § 1 02(b)(4). While Section 102(b)(4) expressly permits charter provisions requiring the vote of the holders of a greater portion of the stock or any class or series thereof than is otherwise required by Section 242 of the General Corporation Law, nothing in Section 102(b)(4) purports to authorize a provision in a certificate of incorporation requiring the vote of all of the outstanding stock or any class or series thereof. 2

Although we are not aware of any Delaware case law directly addressing the enforceability of a charter provision requiring a 100% vote for the amendment of a charter, the Court of Chancery in Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 112-13 (Del. Ch. 1938), in upholding a charter provision requiring a supermajority vote to change the designations, preferences, and rights of preferred stock, suggested that a separate charter provision requiring a 100% vote to reduce the dividend rate and liquidation value of the preferred stock, might be invalid, observing with suspicion that such a provision would make a charter provision “practically irrepealable.” Id. at 114.

Similarly, the Court of Chancery in Chesapeake Corp. v. Shore, 771 A.2d 293 (Del. Ch. 2000) recognized that as a practical matter it was impossible to obtain even a 88% vote in a publicly traded company due to voter turnout issues, stating that “[t]he required … majorities are more commonly associated with sham elections in dictatorships than contested elections in genuine republics. While I recognize that the board wanted a “focused consensus” of disinterested stockholders to decide key issues, they set the required majority at an unattainably high level.” Id. at 342. Further, after considering the testimony of expert witnesses as to what level of voter turnout could be expected for the publicly held company, the Court found that “the board has been unable to demonstrate that [an 88% vote] can be achieved”. Id at 343.

Section 102(b)(1) provides that a certificate of incorporation may contain:

Any provision for the management of the business and for the conduct of the affairs of the corporation, and any provision creating, defining, limiting and regulating the powers of the corporation, the directors, and the stockholders, or any class of the stockholders . . . ; if such provisions are not contrary to the laws of [the State of Delaware].

2 New Webster’s Concise Dictionary of the English Language 566 (2003) defines “portion” as “[ a] part of a whole”. Accordingly no matter how much greater the “portion”, it will, by definition, always be less than 100%.

Santa Monica Media Corporation.
March 5, 2009

8 Del. C. § 102(b)(1) (emphasis added). Thus, the ability to curtail the powers of the corporation, the directors and the stockholders through the certificate of incorporation is not without limitation. Any provision in the certificate of incorporation that is contrary to Delaware law is invalid. See Lions Gate Entm’t Corp. v. Image Entm’t Inc., 2006 WL 1668051, at *7 (Del. Ch. June 5, 2006) (footnote omitted) (noting that a charter provision “purport[ing] to give the Image board the power to amend the charter unilaterally without a shareholder vote” after the corporation had received payment for its stock “contravenes Delaware law [i.e., Section 242 of the General Corporation Law] and is invalid.”). In Sterling v. Mayflower Hotel Corp., 93 A.2d 107, 118 (Del. 1952), the Court found that a charter provision is “contrary to the laws of [Delaware]” if it transgresses “a statutory enactment or a public policy settled by the common law or implicit in the General Corporation Law itself.” The Court in Loew’s Theatres, Inc. v. Commercial Credit Co., 243 A.2d 78, 81 (Del. Ch. 1968), adopted this view, noting that “a charter provision which seeks to waive a statutory right or requirement is unenforceable.”

That the statutory power to amend the certificate of incorporation is a fundamental power of Delaware corporations is supported by Delaware case law. Delaware courts have repeatedly held that a reservation of the right to amend the certificate of incorporation is a part of any certificate of incorporation, whether or not such reservation is expressly included therein. 3  See, e.g., Maddock v. Vorclone Corp., 147 A. 255 (Del. Ch. 1929); Coyne v. Park & Tilford Distillers Corp., 154 A.2d 893 (Del. 1959); Weinberg v. Baltimore Brick Co., 114 A.2d 812, 814 (Del. 1955); Morris v. American Public Utilities Co., 122 A. 696, 701 (Del. Ch. 1923). See also Drexler, Black & Sparks, Delaware Corporation Law and Practice, § 32.02 (2005) (“No case has ever questioned the fundamental right of corporations to amend their certificates of incorporation in accordance with statutory procedures. From the earliest decisions, it has been held that every corporate charter implicitly contains as a constituent part thereof every pertinent provision of the corporation law, including the provisions authorizing charter amendments.”); 1 R. Franklin Balotti & Jesse A. Finkelstein, The Delaware Law of Corporations & Business Organizations § 8.1 (2007 Supp.) (“The power of a corporation to amend its certificate of incorporation was granted by the original General Corporation Law and has continued to this day.”) (footnotes omitted); 1 Rodman Ward, Jr., Edward P. Welch, Andrew J. Turezyn, Folk on the Delaware General Corporation Law § 242.2.2, GCL-VIII-13 (2007-1 Supp.) (“A corporation may … do anything that section 242 authorizes because the grant of amendment power contained in section 242 and its predecessors is itself a part of the charter.”) (citing Goldman v. Postal Tel., Inc., 52 F.Supp. 763, 769 (D.Del. 1943); Davis v. Louisville Gas & Electric Co., 142 A. 654, 656-58 (Del. Ch. 1928); Morris, 122 A. at 701; Peters v. United States Mortgage Co., 114 A. 598, 600 (Del. Ch. 1921)); Peters, 114 A. at 600 (“There is impliedly written into every corporate charter in this state, as a constituent part thereof, every pertinent provision of our Constitution and statutes. The corporation in this case was created under the General Corporation Law … That law clearly reserves to this corporation the right to amend its certificate in the manner proposed.”).

In Davis v. Louisville Gas & Electric Co., 142 A. 654 (Del. Ch. 1928), the Court of Chancery interpreted this reserved right to amend the certificate of incorporation broadly and observed that the legislature, by granting broad powers to the stockholders to amend the certificate of incorporation, “recognized the unwisdom of casting in an unchanging mould the corporate powers which it conferred touching these questions so as to leave them fixed for all time.” Id. at 657. Indeed, the Court queried, “[m]ay it not be assumed that the Legislature foresaw that the interests of the corporations created by it might, as experience supplied the material for judgment, be best subserved by an alteration of their intracorporate and in a sense private powers,” i.e., alteration of the terms of the certificate of incorporation? Id. The Court further confirmed the important public policy underlying the reservation of the right to amend the certificate of incorporation stating,

The very fact that the [General Corporation Law]…deals in great detail with innumerable aspects of the [certificate of incorporation] in what upon a glance would be regarded as relating to its private as distinguished from its public character, has some force to suggest that the state, by dealing with such subjects in the statute rather than by leaving them to be arranged by the corporate membership, has impliedly impressed upon such matters the quality of public interest and concern.
Id.

3  This principle is also codified in Section 394 of the General Corporation Law. See 8 Del.C. § 394.

Santa Monica Media Corporation.
March 5, 2009

While we have found no definitive case law addressing the enforceability or validity under Delaware law of a certificate of incorporation provision of a publicly held corporation that requires a 100% vote for the amendment of a provision of such corporation’s charter, in our view, such a provision would be invalid because such a provision would, as a practical matter, effectively prohibit any such amendments. Indeed, in confirming the fundamental importance of a corporation’s power to amend the certificate of incorporation, Delaware courts have suggested, in dicta, that a provision prohibiting the amendment of a charter provision might be unenforceable. See, e.g., Jones Apparel Group, Inc. v. Maxwell Shoe Co., 883 A.2d 837 (Del. Ch. 2004) (The Court suggested that the statutory power to recommend to stockholders amendments to the certificate of incorporation is a core duty of directors and noted that a certificate of incorporation provision purporting to eliminate a core duty of the directors would likely contravene Delaware public policy.); Triplex Shoe Co. v. Rice & Hutchins, Inc., 152 A. 342, 347, 351 (Del. 1930) (Despite the absence of common stockholders who held the “sole” power to vote on amendments to the certificate of incorporation, the Court assumed that an amendment to the certificate of incorporation nonetheless had been validly approved by the preferred stockholders noting that, by “the very necessity of the case,” the holders of preferred stock had the power to vote where no common stock had been validly issued because otherwise the corporation would be “unable to function.”).

More recently, the Court in Jones Apparel suggested that the right of directors to recommend to stockholders amendments to the certificate of incorporation is a “core” right of fundamental importance under the General Corporation Law. In Jones Apparel, the Delaware Court of Chancery examined whether a certificate of incorporation provision eliminating the power of a board of directors to fix record dates was permitted under Section 102(b)(1) of the General Corporation Law. While the Court upheld the validity of the record date provision, it was quick to point out that not all provisions in a certificate of incorporation purporting to eliminate director rights would be enforceable. Id. at 848. Rather, the Court suggested that certain statutory rights involving “core” director duties may not be modified or eliminated through the certificate of incorporation. The Jones Apparel Court observed:

[Sections] 242(b)(1) and 251 do not contain the magic words [“unless otherwise provided in the certificate of incorporation”] and they deal respectively with the fundamental subjects of certificate amendments and mergers. Can a certificate provision divest a board of its statutory power to approve a merger? Or to approve a certificate amendment? Without answering those questions, I think it fair to say that those questions inarguably involve far more serious intrusions on core director duties than does [the record date provision at issue]. I also think that the use by our judiciary of a more context- and statute-specific approach to police “horribles” is preferable to a sweeping rule that denudes § 102(b)(1) of its utility and thereby greatly restricts the room for private ordering under the DGCL.

Id. at 852. While the Court in Jones Apparel recognized that certain provisions for the regulation of the internal affairs of the corporation may be made subject to modification or elimination through the private ordering system of the certificate of incorporation and bylaws, it suggested that other powers vested in directors — such as the power to amend the certificate of incorporation — are so fundamental to the proper functioning of the corporation that they cannot be so modified or eliminated. Id.

As set forth above, the statutory language of Section 242 and Delaware case law confirm that the statutory power to amend the certificate of incorporation is a fundamental power of Delaware corporations as a matter of Delaware public policy. Moreover, Delaware case law also suggests that the fundamental power to amend the certificate of incorporation is a core right of the directors of a Delaware corporation. The provisions in Article SIXTH purport to eliminate the fundamental power of the Company (and the “core” right of the Company’s directors) to amend certain provisions of the Certificate of Incorporation by requiring a vote which, although theoretically possible, is as a practical matter unattainable. As a result, such provisions are contrary to the laws of the State of Delaware and, therefore, are invalid.

Santa Monica Media Corporation.
March 5, 2009

Given our conclusion that Article THIRD SIXTH may be amended as provided in the Amendment subject to compliance with the amendatory procedures set forth in Section 242(b) of the General Corporation Law, you have asked our opinion as to the vote required for approval of the Amendment. Section 242(b) of the General Corporation Law provides the default voting requirements for an amendment to certificate of incorporation. Under Section 242(b)(1), the Board of Directors of the Company (the “Board”) would be required to adopt a resolution setting forth the amendment proposed (i.e., the Amendment) and declaring its advisability prior to submitting the Amendment to the stockholders entitled to vote on amendments to the Certificate of Incorporation. The Board may adopt such resolution by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present, or, alternatively, by unanimous written consent of all directors. See 8 Del.C. §§ 141(b), 141(f). After the Amendment has been duly approved by the Board, it must then be submitted to the stockholders of the Company for a vote thereon. The affirmative vote (or written consent) of a majority of the outstanding stock entitled to vote thereon would be required for approval of the Amendment. See 8 Del.C. §§ 242(b)(1), 228(a). The default voting requirements set forth above may be increased to require a greater vote of the directors or stockholders by a valid provision in the certificate of incorporation or the bylaws (in the case of the Board). See 8 Del.C. §§ 102(b)(4), 141(b), 216, 242(b)(4). However, there is no provision in the Certificate of Incorporation or Bylaws purporting to impose a different or greater vote of the directors or stockholders for the approval of an amendment to the Certificate of Incorporation other than the provisions of Article SIXTH discussed above which are invalid. Accordingly, in our view, the statutory default voting requirements would apply to the approval of the Amendment by the directors and stockholders of the Company.

Moreover, in our view, a Delaware court would not reform the provisions of Article THIRD or Article SIXTH to provide for a voting requirement not intended by the drafters. See Lions Gate, 2006 WL 1668051 at *8 (holding that reformation of a certificate of incorporation is unavailable where the proponent fails to demonstrate that all present and past shareholders intended the reformed provision to be included within the certificate) (citing Waggoner v. Laster, 581 A.2d 1127,1135 (Del. 1990)).

CONCLUSION

While the matter has not been settled as a matter of Delaware law and, accordingly, is not entirely free from doubt, based upon the foregoing and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, it is our opinion that the Amendment, if duly adopted by the Board of Directors of the Company and duly approved by the holders of a majority of the outstanding shares of capital stock of the Company in accordance with the General Corporation Law, would be valid under the General Corporation Law.

The foregoing opinion is limited to the General Corporation Law and we express no opinion on any other laws or the laws of any other state or jurisdiction, including, without limitation, federal laws regulating securities or any other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.

We express no opinion regarding any rights, claims, or remedies that might or might not be available to stockholders in connection with the Company’s public disclosures relating to the dissolution and liquidation of the Company in the event a Business Combination has not been consummated within a specified time after the consummation of the IPO. We also express no opinion as to the enforceability, validity, or effectiveness of any of the provisions of the Company’s Certificate of Incorporation, except to the extent expressly set forth in our opinion above with respect to the provisions of Article SIXTH to the extent that such provisions purport to prohibit the amendment of such Article without the vote or written consent of holders of not less than 100% of the outstanding shares of the Company’s common stock. For the avoidance of doubt, we express no opinion as to the validity, enforceability, or effectiveness of the provisions set forth in the Certificate of Incorporation as amended by the Amendment to the extent that such provisions may be deemed to require dissolution and liquidation of the Company under circumstances not contemplated or permitted by Section 102(b)(5) and/or Section 275 of the General Corporation Law or to the extent that such provisions provide for disparate treatment of stockholders in connection with liquidating distributions. We have assumed that the Company will remain in good standing in the State of Delaware and will remain current on any franchise taxes or other fees owing to the State of Delaware until such time as the Amendment is filed with the Secretary of State.

Santa Monica Media Corporation.
March 5, 2009

The opinion expressed herein is rendered as of the date hereof and is based on our understandings and assumptions as to present facts as stated herein, and on the application of Delaware law as the same exists on the date hereof. The opinion expressed here is not a guaranty as to what any particular court would actually hold, but a reasoned opinion as to the decision a Delaware court would reach if the issues were properly presented to it and such court followed existing precedent as to legal and equitable principles applicable to the issues discussed herein.

We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter’ occur or take effect.

This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose, except that it may be furnished or quoted to the SEC in connection with the matters addressed herein and you may refer to it in the Proxy Statement, and we consent to your doing so, and it may be furnished or quoted to Loeb & Loeb LLP, the Company’s outside counsel, and relied upon by Loeb & Loeb LLP in connection with any correspondence or communications with the SEC.

Very truly yours,

         /s/ Morris James LLP

MML

Exhibit A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SANTA MONICA MEDIA CORPORATION

PURSUANT TO SECTION 242 OF THE
DELAWARE GENERAL CORPORATION LAW

SANTA MONICA MEDIA CORPORATION, a corporation existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The name of the Corporation is “Santa Monica Media Corporation”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on June 24, 2005 as Santa Monica Technology Corporation, amended on July 7, 2005, amended and restated on August 5, 2005 and September 6, 2005, amended on April 19, 2006 and amended and restated on April 25, 2006, June 5, 2006, February 15, 2007 and March 9, 2007.

3. This Amendment was duly approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware (“DGCL”).

4. Article SIXTH is hereby amended and restated to read in its entirety as follows:

SIXTH: The following provisions (A) through (D) shall apply during the period commencing upon on the initial closing of the Corporation’s initial public offering of securities (“IPO”) and terminating upon the consummation of any “Business Combination,” and may not be amended prior to the consummation of any Business Combination without the vote or written consent of holders of not less than 100% of the outstanding shares of Common Stock of the Company. A “Business Combination” shall mean the initial acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar business combination, of an operating business in the communications, media, gaming and/or entertainment industries (“Target Business”) whose fair market value is equal to at least 80% of our net assets at the time of the Business Combination, such fair market value to include the amounts held in the Trust Fund, as defined below, exclusive of the amount of any deferred underwriting fees, less the Corporation’s liabilities as of such date.

A. Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that a majority of the IPO Shares (as defined below) cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 40% or more of the IPO Shares exercise their conversion rights (consisting of less than 20% with respect to the conversion rights described in paragraph E below and less than 20% with respect to the conversion rights described in paragraph B below).

B. In the event that a Business Combination is approved in accordance with the above paragraph A and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock (“IPO Shares”) issued in the Corporation’s IPO who voted against the Business Combination may, contemporaneous with such vote, demand that the Corporation convert his IPO Shares into cash. If so demanded, the Corporation shall convert such shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest thereon net of taxes payable, calculated as of two business days prior to the proposed consummation of the Business Combination, by (ii) the total number of IPO Shares. “Trust Fund” shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO are deposited.

C. In the event that the Corporation does not consummate by December 15, 2009 (the “Termination Date”), the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable, and after approval of the Company’s stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board, prior to such Termination Date, pursuant to Section 275(a) of the GCL, finding the dissolution of the Corporation advisable and providing such notices as are required by said Section 275(a) of the GCL as promptly thereafter as possible. In the event that the stockholders vote in favor of such dissolution and the Corporation is so dissolved, the Corporation shall promptly adopt and implement a plan of distribution which provides that only the holders of IPO Shares shall be entitled to share ratably in the Trust Account plus any other net assets of the Corporation not used for or reserved to pay obligations and claims or such other corporate expenses relating to or arising during the Corporation’s remaining existence, including costs of dissolving and liquidating the Corporation. The Corporation shall pay no liquidating distributions with respect to any shares of capital stock of the Corporation other than IPO Shares. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

D. A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation or in the event he demands conversion of his shares in accordance with paragraph B, above or paragraph E, below. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.

E. Any stockholder of the Corporation holding IPO Shares who votes against the amendment pursuant to which this paragraph E was included in this Certificate of Incorporation may, contemporaneous with such vote, demand that the Corporation convert his or her IPO shares into cash. If so demanded, the Corporation shall convert such IPO Shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined above), inclusive of any interest thereon, calculated as of two business days prior to April 2, 2009, by (ii) the total number of IPO Shares.

C-10

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by David Marshall, its Chief Executive Officer, as of the          day of             , 2009.

By:
David Marshall
Chief Executive Officer

C-11

ANNEX C

AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT

AMENDMENT TO

INVESTMENT MANGEMENT TRUST AGREEMENT

This Amendment (this “Amendment”), dated as of [______], 2009, to the Investment Management Trust Agreement (as defined below) is made by and among Santa Monica Media Corporation, a Delaware corporation (including its successors and assigns, “SMMC”) and Continental Stock Transfer & Trust Company (“Trustee”).  All terms used but not defined herein shall have the meanings assigned to them in the Agreement (as defined below).

WHEREAS, SMMC and the Trustee entered into an Investment Management Trust Agreement dated as of April 2, 2007 (the “Agreement”); and

WHEREAS, Section 1(k) of the Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein; and

WHEREAS, SMMC has sought the approval of the Public Stockholders of a resolution to amend its certificate of incorporation (the “Extension Amendment”) to provide that the date by which SMMC shall be required to effect a Business Combination shall be December 15, 2009.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Section 1(k) shall be amended and restated in its entirety as follows:

“(k)  Commence liquidation of the Trust Account promptly after receipt of and only in accordance with the terms of a letter (the “Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer and Secretary and affirmed by its entire Board of Directors, or disburse funds only in accordance with the terms of a disbursal letter, in the form substantially similar to that attached hereto as Exhibit D signed on behalf of the Company, and complete the liquidation of the Trust or disburse the Property in the Trust Account (which disbursement shall include, in the event of a Business Combination, payment of the Deferred Discount to the Representative) only as directed in the Termination Letter or the Disbursal Letter and the other documents referred to therein; and”

2.           A new Section 2(g) shall be incorporated and made part of the Agreement as follows:

“(g)  As soon as practicable after April 2, 2009, the Company shall instruct the Trustee to effect conversions of a total of up to 2,499,999 shares held by the Public Stockholders, the holder of such having properly tender them for conversion in connection with the approval by the stockholders of the Company of an amendment to its certificate of incorporation to extend the date on which the Company must complete a Business Combination only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Disbursal Letter”), in a form substantially similar to that attached hereto as Exhibit D hereto, signed on behalf of the Company by its Chief Executive Officer.  ”

3.           Section 5(d) shall be amended and restated in its entirety as follows:

“(d)  This Agreement or any provision hereof may only be amended or modified by a writing signed by each of the parties hereto, provided, however, that no such amendment or modification (other than to correct a typographical or similar technical error) may be made to paragraphs 1(i), 1(j), 1(k), 1(l), 2(d) and 2(e) and Exhibits A and B hereof without the consent of 100% of the Public Stockholders of record as of a record date established in accordance with Section 213(b) of the DGCL, it being the specific intention of the parties hereto that each Public Stockholder is and shall be a third-party beneficiary of this paragraph 5(d) with the same right and power to enforce this paragraph 5(d) as either of the parties hereto. For purposes of this paragraph 5(d), the “consent of the Public Stockholders” shall mean receipt by the Trustee of a certificate from an entity certifying that (i) such entity regularly engages in the business of serving as inspector of elections for companies whose securities are publicly traded, and (ii) either (a)100% of the Public Stockholders of record as of a record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (the “DGCL”), have voted in favor of such amendment or modification or (b) 100% of the Public Stockholders of record as of a record date established in accordance with Section 213(b) of the DGCL has delivered to such entity a signed writing approving such amendment or modification.  ”

4.           All other provisions of the Agreement shall continue in full force and effect from date hereof until terminated in accordance with the terms of the Agreement.

5.           This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.  A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

6.           This Amendment is intended to be in full compliance with the requirements for an Amendment to the Agreement as required by Section 5(d) of the Agreement, and every defect in fulfilling such requirements for an effective amendment to the Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

7.           This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

SANTA MONICA MEDIA CORPORATION

By:
Name:

CONTINENTNAL STOCK TRANSFER & TRUST COMPANY

By:
Name:

Exhibit D

[Letterhead of Company]

[____________], 2009

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn:

Re:         Trust Account No. [   ] – Disbursal Letter

Gentlemen:

Pursuant to paragraph 2(g) of the Investment Management Trust Agreement between Santa Monica Media Corporation (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of April 2, 2007, as amended by the Amendment thereto dated as of [            ], 2009 (“Trust Agreement”), this is to advise you that the Company has held a meeting of stockholders at which the Extension Amendment proposal was approved.  In connection with the approval of such Extension Amendment, the holders of [__________] shares of the Company’s common stock perfected their right to convert such shares into cash as further described in the Trust Agreement

In accordance with the terms of the Trust Agreement, we hereby authorize you, to liquidate such investments in the Trust Account as shall be required to effect the conversion of the Tendered Shares and promptly convert those shares into cash as described in the Trust Agreement.  You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Certificate of Incorporation of the Company and you shall oversee the distribution of the funds.

Very truly yours, SANTA MONICA MEDIA CORPORATION

By:

PROXY

Santa Monica Media Corporation
12121 Wilshire Boulevard, Suite 1001
Los Angeles, CA 90025

SPECIAL MEETING OF STOCKHOLDERS

April 1, 2009

YOUR VOTE IS IMPORTANT
FOLD AND DETACH HERE

SANTA MONICA MEDIA CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

APRIL 1, 2009

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated March [   ], 2009, in connection with the Special Meeting to be held at 11:00 a.m. Eastern Standard Time on April 1, 2009 at the offices of Loeb & Loeb LLP, 345 Park Ave, New York, NY 10154, and hereby appoints David Marshall and Kurt Brendlinger, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock, of Santa Monica Media Corporation (the “Corporation”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE EXTENSION AMENDMENT CONSISTING OF PROPOSALS 1, 2 AND 3.

IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

Proposal 1 – Business Combination Deadline	FOR	AGAINST	ABSTAIN
To extend the date before which the Corporation must complete a business combination from April 2, 2009 to December 15, 2009, to avoid being required to liquidate.	☐	☐	☐

Proposal 2 – Conversion Rights
To allow holders of less than 20% of SMMC’s public shares who (i) vote against the Extension Amendment, (ii) authorize the execution and delivery of an amendment to the trust agreement referred to below to effectuate the Extension Agreement and (iii) elect conversion, to convert their shares into a portion of the funds available in the trust account.
	☐	☐	☐

Proposal 3 – Limit on Cash Conversion
To allow holders of less than 40% (consisting of less than 20% with respect to the Extension Amendment conversion rights and less than 20% with respect to the existing conversion rights in connection with a business combination) of the public shares who vote against either the Extension Amendment or a Business Combination proposal and elect conversion to convert their shares into cash held in the Corporation’s trust account and authorize SMMC and the Trustee to enter into such amendment to the trust agreement.
	☐	☐	☐

Only if you voted “AGAINST” ALL proposals above and you hold shares of SMMC common stock issued in its initial public offering, you may exercise your conversion rights and demand that the Corporation convert your shares of common stock into a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of SMMC common stock for cash and will no longer own these shares and you will be authorizing SMMC and the trustee to enter into an amendment to the trust agreement to effectuate the Extension Amendment. You will only be entitled to receive cash for your shares if the Extension Amendment is approved (and not abandoned) and you continue to own your shares through the time the Extension Amendment becomes effective and tender your stock certificate to the Corporation.
EXERCISE CONVERSION RIGHTS	☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Proposal 4 – Adjournment or Postponement Proposal
To permit Santa Monica Media Corporation’s Board of Directors, in its discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the proposals
	☐	☐	☐

Dated	, 2009

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN ITEMS 1, 2, 3 AND 4 WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.